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                                                                    EXHIBIT 2.1






                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                  EQUIFAX INC.

                           EQUIFAX SOUTH AMERICA, INC.

                        EQUIFAX DO BRASIL HOLDINGS LTDA.

                            P.U.P. PARTICIPACOES S.A.

                    ANDRADE GUTIERREZ TELECOMUNICACOES LTDA.

                       CONSTRUTORA ANDRADE GUTIERREZ S.A.

                              SOCMA AMERICANA S.A.

                                       AND

                                  PARTECH LTDA.

                        EFFECTIVE AS OF 31ST AUGUST, 1998




                             KILPATRICK STOCKTON LLP
                              1100 PEACHTREE STREET
                             ATLANTA, GEORGIA 30309

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                              ACQUISITION AGREEMENT

                                TABLE OF CONTENTS
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                                                                                                           PAGE NO.
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1. ACQUISITION OF THE AG TELECOM INTERESTS....................................................................3

    1.1 ACQUISITION OF AG TELECOM'S INTERESTS.................................................................3

2. ACQUISITION OF THE SOCMA INTERESTS.........................................................................3

    2.1 ACQUISITION OF SOCMA'S INTEREST IN PARTECH............................................................3

    2.2 ACQUISITION OF SOCMA'S INTEREST IN UNNISA.............................................................4

3. CLOSING; ADJUSTMENTS.......................................................................................4

    3.1 CLOSING...............................................................................................5

    3.2 RIGHT OF RESCISSION...................................................................................5

    3.3 COOPERATION AND FURTHER ASSURANCES....................................................................5

    3.4 CLOSING DATE AUDITS; DETERMINATION OF ADJUSTMENT......................................................5

    3.5 CERTAIN AGREEMENTS....................................................................................8

4. ADDITIONAL COVENANTS.......................................................................................8

    4.1 ACCESS AND INSPECTION.................................................................................8

    4.2 COOPERATION...........................................................................................9

    4.3 EXPENSES..............................................................................................9

    4.4 UPDATE OF INFORMATION.................................................................................9

    4.5 BROKERS..............................................................................................10

    4.6 PUBLICITY............................................................................................10

    4.7 CERTAIN GOVERNMENTAL FILINGS.........................................................................10

    4.8 CUSTOMER CONTRACTS...................................................................................11

    4.9 PAYSYS CONTRACT......................................................................................11

    4.10 INVENTIONS AGREEMENTS...............................................................................11

    4.11 CERTAIN CUSTOMER CONTRACTS..........................................................................11

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5.REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO PARTECH, UNNISA AND PROCEDA..........................11

    5.1 EXISTENCE............................................................................................12

    5.2 SUBSIDIARIES.........................................................................................12

    5.3 CAPITALIZATION; OWNERSHIP OF EQUITY; FOUNDATION DOCUMENTS............................................13

    5.4 AUTHORITY; INCONSISTENT OBLIGATIONS..................................................................14

    5.5 NO VIOLATION; COMPLIANCE WITH LAWS...................................................................15

    5.6 CONSENTS.............................................................................................15

    5.7 POSSESSION OF LICENSES, ETC..........................................................................16

    5.8 [INTENTIONALLY LEFT BLANK]...........................................................................16

    5.9 FINANCIAL STATEMENTS.................................................................................16

    5.10 LIABILITIES.........................................................................................16

    5.11 TITLE TO PROPERTIES.................................................................................17

    5.12 RECEIVABLES.........................................................................................17

    5.13 MOVABLE PROPERTY....................................................................................17

    5.14 IMMOVABLE PROPERTY..................................................................................18

    5.15 INTELLECTUAL PROPERTY RIGHTS........................................................................19

    5.16 CONTRACTS...........................................................................................20

    5.17 INSURANCE...........................................................................................20

    5.18 LITIGATION; CONTINGENCIES...........................................................................21

    5.19 TAXES...............................................................................................21

    5.20 EMPLOYMENT AND LABOR MATTERS........................................................................22

    5.21 ABSENCE OF CERTAIN BUSINESS PRACTICES...............................................................23

    5.22 BOOKS AND RECORDS...................................................................................23

    5.23 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES....................................................23

    5.24 NO AGREEMENT IN ANTICIPATION OF SALE................................................................24

    5.25 GOVERNMENT REPORTS..................................................................................24

    5.26 BANKING RELATIONSHIPS...............................................................................24

    5.27 CUSTOMERS AND SUPPLIERS.............................................................................24

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    5.28 PENDING LEGISLATION.................................................................................25

    5.29 ABSENCE OF CHANGES..................................................................................25

    5.30 FULL DISCLOSURE.....................................................................................26

6.REPRESENTATIONS AND WARRANTIES RELATING TO THE AG GROUP....................................................26

    6.1 EXISTENCE............................................................................................27

    6.2 CAPITALIZATION; OWNERSHIP OF EQUITY..................................................................27

    6.3 AUTHORITY; INCONSISTENT OBLIGATIONS..................................................................27

    6.4 NO VIOLATION; COMPLIANCE WITH LAWS...................................................................28

    6.5 CONSENTS.............................................................................................28

    6.6 FINANCIAL STATEMENTS.................................................................................28

    6.7 LITIGATION; CONTINGENCIES............................................................................29

    6.8 FULL DISCLOSURE......................................................................................29

7. REPRESENTATIONS AND WARRANTIES RELATING TO THE SOCMA GROUP................................................29

    7.1 EXISTENCE............................................................................................29

    7.2 CAPITALIZATION; OWNERSHIP OF EQUITY..................................................................30

    7.3 AUTHORITY; INCONSISTENT OBLIGATIONS..................................................................30

    7.4 NO VIOLATION; COMPLIANCE WITH LAWS...................................................................30

    7.5 CONSENTS.............................................................................................30

    7.6 FINANCIAL STATEMENTS.................................................................................31

    7.7 LITIGATION; CONTINGENCIES............................................................................31

    7.8 FULL DISCLOSURE......................................................................................31

8. REPRESENTATIONS AND WARRANTIES OF EQUIFAX.................................................................32

    8.1 ORGANIZATION.........................................................................................32

    8.2 AUTHORITY; NO INCONSISTENT AGREEMENTS................................................................32

    8.3 CONSENTS.............................................................................................32

9. CONDUCT OF BUSINESS PENDING CLOSING.......................................................................33

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    9.1 BUSINESS IN THE ORDINARY COURSE......................................................................33

    9.2 NO MATERIAL CHANGES..................................................................................33

    9.3 COMPENSATION.........................................................................................33

    9.4 EMPLOYEE BENEFIT PLANS...............................................................................33

10. CONDITIONS TO OBLIGATIONS OF EQUIFAX.....................................................................33

    10.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY..............................................................34

    10.2 REPRESENTATIONS AND WARRANTIES......................................................................34

    10.3 COMPLIANCE WITH COVENANTS AND CONDITIONS............................................................34

    10.4 CLOSING CERTIFICATES................................................................................34

    10.5 OPINION OF COUNSEL..................................................................................34

    10.6 CONSENTS............................................................................................34

    10.7 NO INCONSISTENT REQUIREMENTS........................................................................35

    10.8 NO INJUNCTION.......................................................................................35

    10.9 ADDITIONAL AGREEMENTS...............................................................................35

    10.10 PROCEDA AMENDMENT..................................................................................35

    10.11 CUSTOMER AGREEMENTS, PAYSYS CONSENT AND IP AGREEMENTS..............................................35

    10.12 MISCELLANEOUS......................................................................................35

11. CONDITIONS TO OBLIGATIONS OF THE SELLERS.................................................................35

    11.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY..............................................................35

    11.2 REPRESENTATIONS AND WARRANTIES......................................................................36

    11.3 COMPLIANCE WITH COVENANTS AND CONDITIONS............................................................36

    11.4 CLOSING CERTIFICATES................................................................................36

    11.5 RESOLUTIONS.........................................................................................36

    11.6 CONSENTS............................................................................................36

    11.7 OPINION OF COUNSEL..................................................................................36

    11.8 NO INCONSISTENT REQUIREMENTS........................................................................36

    11.9 NO INJUNCTION.......................................................................................36

    11.10 ADDITIONAL AGREEMENTS..............................................................................37

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    11.12 EQUIFAX UNDERTAKING................................................................................37

12. INDEMNITIES..............................................................................................37

    12.1 INDEMNIFICATION OF EQUIFAX..........................................................................37

    12.2 PAYMENT.............................................................................................38

    12.3 DEFENSE OF CLAIMS...................................................................................38

    12.4 INDEMNIFICATION OF SELLERS BY EQUIFAX...............................................................39

    12.5 LIMITATION ON LIABILITY.............................................................................40

    12.6 NO CONTRIBUTION BY PARTECH, UNNISA OR PROCEDA.......................................................40

13. SURVIVAL.................................................................................................41

    13.1 SURVIVAL............................................................................................41

14. TERMINATION..............................................................................................41

    14.1 TERMINATION FOR CERTAIN CAUSES......................................................................41

    14.2 PROCEDURE ON AND EFFECT OF TERMINATION..............................................................42

15. MISCELLANEOUS............................................................................................42

    15.1 NOTICES.............................................................................................42

    15.2 COUNTERPARTS........................................................................................44

    15.3 ENTIRE AGREEMENT....................................................................................45

    15.4 GOVERNING LANGUAGE..................................................................................45

    15.5 DISPUTE RESOLUTION..................................................................................45

    15.6 SUCCESSORS AND ASSIGNS..............................................................................46

    15.7 PARTIAL INVALIDITY AND SEVERABILITY.................................................................46

    15.8 WAIVER..............................................................................................47

    15.9 HEADINGS............................................................................................47

    15.10 NUMBER AND GENDER..................................................................................47

    15.11 TIME OF PERFORMANCE................................................................................47

16. CERTAIN DEFINITIONS; INDEX OF DEFINITIONS................................................................47

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    16.1 CERTAIN DEFINITIONS.................................................................................47

    16.2 INDEX TO DEFINITIONS................................................................................50
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                                       vi
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                              SCHEDULE OF EXHIBITS

       Exhibit A     Accounts Receivable
       Exhibit A-1   ABC Split-Up Consequences
       Exhibit B     XYZ Split-Up Consequences
       Exhibit C-1   Partech December 31, 1997 Audited Financial Statements
       Exhibit C-2   Unnisa December 31, 1997 Audited Financial Statements
       Exhibit C-3   Proceda December 31, 1997 Audited Financial Statements
       Exhibit D-1   Partech May 31, 1998 Balance Sheet and Net Working Capital
                     and Indebtedness Calculation
       Exhibit D-2   Unnisa May 31, 1998 Balance Sheet and Net Working Capital
                     and Indebtedness Calculation
       Exhibit D-3   Proceda May 31, 1998 Balance Sheet and Net Working Capital
                     and Indebtedness Calculation
       Exhibit E-1   Escrow Agreement (AG Telecom)
       Exhibit E-2   Escrow Agreement (Socma)
       Exhibit F     Pledge Agreement
       Exhibit G     Dividend Pledge
       Exhibit H     Partech Articles
       Exhibit I     Reorganization Agreement
       Exhibit J     Trademark Agreement
       Exhibit K     AG Parent Guaranty
       Exhibit L     PaySys Consent
       Exhibit M     List of Employees and Independent Contractors
       Exhibit N-1   Capitalization of AG Parent
       Exhibit N-2   Capitalization of AG Telecom
       Exhibit O     Capitalization of Socma
       Exhibit P-1   Tozzini Freire Teixera e Silva Legal Opinion
       Exhibit P-2   Socma Legal Department Legal Opinion
       Exhibit Q     Proceda Amendment
       Exhibit R-1   Kilpatrick Stockton LLP Legal Opinion
       Exhibit R-2   Mundie e Advogados Legal Opinion
       Exhibit S     Certain Additional Agreements

N.B.: The Exhibits and Disclosure Memorandum referenced in this Schedule of Ezhibits, and elsewhere in this Agreement, are hereby incorporated by reference. These Exhibits have been omitted for purposes of this filing, but will be furnished supplementally to the Commission upon request.


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                              ACQUISITION AGREEMENT

         THIS AGREEMENT is made and entered into effective as of the 31st day of August, 1998, by and among:

         (1) EQUIFAX INC., a corporation organized and existing under the laws of the State of Georgia, United States of America, whose principal place of business is located at 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, United States of America ("EFX");

         (2) EQUIFAX SOUTH AMERICA, INC., a corporation organized and existing under the laws of the State of Georgia, United States of America, whose principal place of business is located at 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, United States of America ("ESA");

         (3) EQUIFAX DO BRASIL HOLDINGS LTDA., a Brazilian limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located at Rua Boa Vista, No. 254, 7th floor, suite 721, in the City of Sao Paulo, State of Sao Paulo, Federal Taxpayers' No. ________________, with its articles of association recorded at the Commercial Registry at the State of Sao Paulo, under No. 35,215,207,148, on July 20, 1998 ("HOLDINGS");

         (4) P.U.P. PARTICIPACOES S.A., a Brazilian corporation ("SOCIEDADE ANONIMA"), whose head office is located at Av. Pres. Juscelino Kubitschek, 50 Conj. 172, in the City and State of Sao Paulo, enrolled at the Federal Taxpayers' Registry under No. _________________________ ("ACQUISITION"; and together with EFX, ESA and Holdings, collectively referred to as "EQUIFAX");

         (5) ANDRADE GUTIERREZ TELECOMUNICACOES LTDA., a Brazilian limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located at Avenida Maria Coelho de Aguiar, 215, Bloco D, 4(0) floor, in the city of Sao Paulo, State of Sao Paulo, Federal Taxpayers' Registration No. 71.057.921/0001-39, with its Articles of Association registered before the Board of Trade of the State of Sao Paulo ("JUCESP") under NIRE 35.213.834.579, in section as of March 03, 1995 ("AG TELECOM" and a "SELLER");

         (6) CONSTRUTORA ANDRADE GUTIERREZ S.A., a Brazilian corporation ("SOCIEDADE ANONIMA"), whose head office is located at Rua dos Pampas, 484, in the city of Belo Horizonte, State of Minas Gerais, Federal Taxpayers' Registration No. 17.262.213/0001-94, with its by-laws recorded at the Board of Trade of the State of Minas Gerais ("JUCEMG") under No. 313.000.918-30, in section as of September 02, 1948 ("AG PARENT" and a "Seller");

         (7) SOCMA AMERICANA S.A., an Argentine corporation ("SOCIEDAD ANONIMA"), whose head office is located at Av. Eduardo Madero 940, Piso 15, Capital

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Federal Registro No. 7034, Libro 100, tomo "A" de Sociedades Anonimas -
Registro Publico de Comercio de la Capital Federal de la Republica Argentina ("SOCMA" and a "SELLER"); and

         (8) PARTECH LTDA., a Brazilian limited liability company
("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located in the City and State of Sao Paulo, at Av. Maria Coelho Aguiar 215, Bloco D - 4th Floor, enrolled at the Federal Taxpayers' Registry under No. 00-127.453/0001-01 ("PARTECH").

                              BACKGROUND STATEMENT

         WHEREAS, the Sellers currently own, directly and in the aggregate, one hundred percent (100%) of the outstanding quotas of Partech; and

         WHEREAS, on the date of this Agreement Partech owns, directly and in the aggregate, (i) eighty three percent (83%) of the outstanding quotas of Unnisa-Solucoes em Meios de Pagamento Ltda., a Brazilian limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), whose head office is located in the City and State of Sao Paulo, at Av. Maria Coelho Aguiar 215, Bloco D - 4th Floor, enrolled at the Federal Taxpayers' Registry under No. 69.313.674/0001-42 ("UNNISA"), and (ii) sixty six and 67/100 percent (66.67%) of the outstanding shares of Proceda Tecnologia e Informatica S.A., a Brazilian corporation ("SOCIEDADE ANONIMA"), whose head office is located in the City and State of Sao Paulo, at Av. Maria Coelho Aguiar 215, Bloco E - 7th Floor, enrolled at the Federal Taxpayers' Registry under No. 55.419.667/0001-15 ("PROCEDA"); and

         WHEREAS, on the date of this Agreement, AG Telecom and Socma own, indirectly and in the aggregate, the remaining seventeen percent (17%) of the outstanding quotas of Unnisa; and

         WHEREAS, Sellers desire to sell to Acquisition and its Affiliates, and Acquisition, on behalf of itself and its Affiliates, desires to acquire from to-be-formed Affiliates of each Seller, on the Closing Date (this term and other capitalized terms used in this Agreement being defined in either PARAGRAPH 16.1 of this Agreement or in those Paragraphs of this Agreement identified in PARAGRAPH 16.2), (i) capital of Partech representing an aggregate fifty one percent (51%) direct ownership interest in the capital of Partech and (ii) capital of Unnisa representing an aggregate seventeen percent (17%) direct ownership interest in the capital of Unnisa (collectively, the "ACQUIRED INTERESTS"); and

         WHEREAS, to accomplish their objectives the Parties have agreed to undertake the various component parts of the transactions contemplated by this Agreement on the terms set forth in this Agreement and agree that the various component parts are integral, interdependent parts of the whole, and without which this Agreement would not be entered into and the transactions contemplated by and provided for in ARTICLES 1 AND 2 of

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this Agreement (collectively, the "ACQUISITION TRANSACTION") would not be consummated;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements in this Agreement contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.       ACQUISITION OF THE AG TELECOM INTERESTS

         1.1 ACQUISITION OF AG TELECOM'S INTERESTS. Subject to satisfaction or waiver in writing of the conditions contained in ARTICLES 10 AND 11 of this Agreement, on the Closing Date, Acquisition shall subscribe for that number of ordinary shares of CJO Participacoes Ltda., an Affiliate of AG Telecom ("ABC"), as shall represent, upon subscription, fifty percent (50.0%) of ABC's issued and outstanding ordinary shares (collectively, the "ABC SUBSCRIBED SHARES") for an aggregate subscription price (the "ABC SUBSCRIPTION PRICE") payable (i) in cash in Brazilian reais in the amount of R$89,250,000 (Eighty Nine Million Two Hundred Fifty Thousand Brazilian reais) and (ii) by delivery of the accounts receivable (the "ACCOUNTS RECEIVABLE") identified and described in EXHIBIT A to this Agreement having a face value of R$81,116,074.26 (Eighty One Million One Hundred Sixteen Thousand Seventy Four and 26/100 Brazilian reais). A portion of the ABC Subscription Price shall be allocated to the capital of ABC, and the balance of the ABC Subscription Price shall be allocated to premium. On the Closing Date and immediately following the subscription by Acquisition for the ABC Subscribed Shares, ABC shall be split-up in accordance with the Company Law (the "ABC SPLIT-UP"), with the consequences set forth on EXHIBIT A-1 to this Agreement. Any and all stamp duties, taxes and similar imposts imposed or assessed in respect of the ABC Split-Up will be borne by AG Telecom. In each case, the ABC Subscribed Shares and the resulting shares or ownership interests of Partech and Unnisa distributed or to be distributed shall be delivered to EFX, or at its discretion one or more of its Affiliates, free and clear of any and all Liens. The ABC Subscribed Shares and all resulting shares and ownership interests that will become the property of EFX or one or more of its Affiliates as a result of the ABC Split-Up will be registered in the name of EFX or that Affiliate in the relevant Book of Registration of Ordinary Shares or otherwise duly recorded and noted in the books and records of the relevant company.

2.       ACQUISITION OF THE SOCMA INTERESTS

         2.1 ACQUISITION OF SOCMA'S INTEREST IN PARTECH. Subject to satisfaction or waiver in writing of the conditions contained in ARTICLES 10 AND 11 of this Agreement, on the Closing Date, Socma will sell to one or more of Equifax's Affiliates incorporated and

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organized outside of Brazil (the "OFFSHORE AFFILIATE"), and EFX will cause the Offshore Affiliate to purchase, take and acquire from Socma, quotas of Partech representing in the aggregate twenty five and one-half percent (25.50%) of the quota capital of Partech (the "SOCMA PARTECH Interest") free and clear of any and all Liens for a purchase price (the "SPI PURCHASE PRICE") of R$66,950,000 (Sixty Six Million Nine Hundred Fifty Thousand Brazilian reais). Any and all stamp duties, taxes and similar imposts imposed or assessed in respect of the sale by Socma of the Socma Partech Interest will be borne by Socma. On the Closing Date and against delivery of the Socma Partech Interest, the Offshore Affiliate shall pay to Socma the SPI Purchase Price by wire transfer of an amount of U.S Dollars in immediately available funds (i) to the following account: Citibank, N.A., New York, New York, Account No. 36968638, ABA Routing No. 021000089, standing in the name of Socma Americana S.A., equal to the (x) SPI Purchase Price, as converted into U.S. Dollars in accordance with this PARAGRAPH 2.1, MINUS (y) US$ 2,100,000
(ii) to the escrow account established with Citibank N.A. referenced in the relevant attached escrow agreement, equal to US$ 2,100,000. Upon transfer of these sums as prescribed in the foregoing sentence, the SPI Purchase Price shall be paid in full. The amount of U.S. Dollars to be delivered pursuant to the foregoing sub-item (i) will be equal to the SPI Purchase Price converted into U.S. Dollars (rounded to the nearest whole dollar) using the SISBACEN Data System, transaction PTAX-800, Option 5, buy rate, as published by the Central Bank of Brazil in respect of the immediately preceding Sao Paulo Business Day, MINUS US$ 2,100,000.

         2.2 ACQUISITION OF SOCMA'S INTEREST IN UNNISA. Subject to satisfaction or waiver in writing of the conditions contained in ARTICLES 10 AND 11 of this Agreement, on the Closing Date, Acquisition shall subscribe for that number of ordinary shares of Investimentos Coligados Technology S.A., an Affiliate of Socma ("XYZ"), as shall represent, upon subscription, Twenty Six and 47677/100,000 percent (26.47677%) of XYZ's issued and outstanding ordinary shares (collectively, the "XYZ SUBSCRIBED SHARES") for an aggregate subscription price (the "XYZ SUBSCRIPTION PRICE") of R$22,300,000 (Twenty Two Million Three Hundred Thousand Brazilian reais). A portion of the XYZ Subscription Price shall be allocated to the capital of XYZ, and the balance of the XYZ Subscription Price shall be allocated to premium. On the Closing Date and immediately following the subscription by Acquisition for the XYZ Subscribed Shares, XYZ shall be split-up in accordance with the Company Law (the "XYZ SPLIT-UP"), with the consequences set forth on EXHIBIT B to this Agreement. Any and all stamp duties, taxes and similar imposts imposed or assessed in respect of the XYZ Split-Up will be borne by Socma. In each case, the XYZ Subscribed Shares and the resulting ownership interests of Unnisa distributed or to be distributed shall be delivered to EFX, or at its discretion one or more of its Affiliates, free and clear of any and all Liens. The XYZ Subscribed Shares and all resulting ownership interests that will become the property of EFX or one or more of its Affiliates as a result of the XYZ Split-Up will be duly recorded and noted in the books and records of the relevant company.

3.       CLOSING; ADJUSTMENTS

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         3.1 CLOSING. Subject to the conditions contained in ARTICLES 10 AND 11 having been satisfied or waived in writing in accordance with the terms of this Agreement, the consummation of the transactions contemplated in this Agreement and the Additional Agreements (the "CLOSING") will take place at the office of Tozzini Freire Teixera e Silva, located at Rua Libero Badaro, 293, 20(degree) andar, Sao Paulo, Brasil, commencing at 9:00 a.m., local time, on August 31, 1998 or any other date as may be mutually acceptable to the Parties (the date of the Closing being referred to in this Agreement as the "CLOSING DATE"); PROVIDED, HOWEVER, that the Acquisition Transaction shall for all purposes be effective as of 12:01 a.m., Sao Paulo time, on September 1, 1998. To facilitate the Closing, the Parties will meet at a pre-closing conference at the office of Tozzini Freire Teixera e Silva, located at Rua Libero Badaro, 293, 20(degree) andar, Sao Paulo, Brasil, commencing at 9:00 a.m., local time, on the fourth Business Day immediately preceding the Closing Date, with the intention to finalize the Closing matters contemplated in this Agreement and the Additional Agreements in a timely manner so as to cause the Closing to occur on the Closing Date.

         3.2 RIGHT OF RESCISSION. The Parties agree that Equifax on the one hand or Sellers (acting jointly) on the other hand shall have the right to rescind the Acquisition Transaction, on the Closing Date but not at any time thereafter, as a whole and in its entirety if each of the component parts of the Acquisition Transaction and all other actions, agreements, covenants, undertakings or transactions required to be completed or performed by a Party on or before the Closing Date as reflected in this Agreement or any Additional Agreement are not consummated or performed on the Closing Date or on such other date or time prior to the Closing Date as may be specified by giving written notice to the other Parties of the exercise of this right. Any rescission notice will be effective immediately and any of the transactions or component parts thereof previously consummated shall be, and shall be deemed to be, void AB INITIO, except that the Confidentiality Agreement and Sections 4.4, 4.5, 9.1 and 9.2 of the MOU shall survive.

         3.3 COOPERATION AND FURTHER ASSURANCES. Between the date of this Agreement and Closing, each Party shall take, and shall cause all of its relevant Affiliates to take, any and all other and further actions required, necessary or convenient to carry out the intent and purpose of the Acquisition Transaction, this Agreement and the Additional Agreements. At Equifax's reasonable request, whether on or after the date of this Agreement, and without the payment of any additional monies, each Seller will, at its sole expense and without contribution by or Liability to Equifax, Partech, Unnisa or Proceda, execute and deliver any and all further documents and instruments of conveyance, assignment, and transfer and will take any and all further reasonable actions as may be necessary, in the reasonable opinion of Equifax, to transfer and convey to Equifax all right, title and interest in and to the Acquired Interests, free and clear of any and all Liens or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

         3.4 CLOSING DATE AUDITS; DETERMINATION OF ADJUSTMENT. (a) The Parties agree to cause Partech, Unnisa and Proceda to cause the independent public accountants, Deloitte Touche Tohmatsu, to audit the balance sheets of Partech (the "PARTECH CLOSING BALANCE SHEET"), Unnisa (the "UNNISA CLOSING BALANCE SHEET") and Proceda (the

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"PROCEDA CLOSING BALANCE SHEET"; and together with the Partech Closing
Balance Sheet and the Unnisa Closing Balance Sheet, the "CLOSING BALANCE SHEETS"), as appropriate, as of the Closing Date. Each Closing Balance Sheet will be prepared in the English language in accordance with GAAP and in a manner consistent with the relevant December 31, 1997 balance sheet attached to this Agreement as EXHIBIT C-1, C-2, OR C-3, as appropriate, and shall include all accruals and adjustments required by GAAP. Within ninety (90) days after the Closing Date: Sellers will cause Deloitte Touche Tohmatsu to deliver to Equifax, Sellers and Arthur Andersen LLP, together with their audit report thereon and related workpapers, the Partech Closing Balance Sheet, the Unnisa Closing Balance Sheet and the Proceda Closing Balance Sheet, and its calculation of Net Working Capital and Indebtedness for each of Partech, Unnisa and Proceda (collectively, the "COMPUTATIONS"), each calculation being derived from the relevant Closing Balance Sheet. Subject to PARAGRAPH 3.4(B), the Computations will be final and binding on the Parties for purposes of calculating the adjustments as provided for in this PARAGRAPH 3.4.

                  (b) If within sixty (60) days following delivery of the Closing Balance Sheets and the Computations, Equifax, following a review of the same by Arthur Andersen LLP, has not given Sellers written notice of objection to any or all of the Closing Balance Sheets and the Computations (which notice must contain a statement in detail, with supporting documentation, of Equifax's objections), then the Closing Balance Sheets and the Computations shall be final and binding on all Parties for purposes of calculating the adjustments as provided for in this PARAGRAPH 3.4. If Equifax gives such notice of objection, then the Parties shall in good faith attempt to resolve the issues raised in the notice among themselves. If they are unable to reach a resolution within thirty
(30) days of such notice, the issues in dispute will be promptly submitted to KPMG Peat Marwick (the "ACCOUNTANTS") for resolution, which disputes shall not be further subject to arbitration as provided in PARAGRAPH 15.5. If the issues in dispute are submitted to the Accountants for resolution: (i) each Party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the Party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the relevant Closing Balance Sheets and the Computations and to discuss the same with the Accountants, (ii) the determination by the Accountants as set forth in a written notice delivered to Sellers and Equifax by the Accountants will be binding and conclusive on all Parties, and (iii) Sellers and Equifax will each bear one-half of the fees and expenses of the Accountants in resolving the issues in dispute. The Accountants will deliver their written notice of determination within thirty
(30) days of the disputes having been referred to them. The costs of Deloitte Touche Tohmatsu incident to the initial preparation of the Closing Balance Sheet and the Computations shall be borne by Sellers, and the costs of Arthur Andersen in reviewing and responding to the Closing Balance Sheet and the Computations shall be borne by Equifax.

                  (c) On or before the fifth (5th) Business Day following the final determination of the Net Working Capital and the Indebtedness for each of Partech, Unnisa and Proceda, whether by Deloitte Touche Tohmatsu as set forth in the

Computations as originally delivered to Equifax, by agreement of the Parties, or by the Accountants, as the case may be:

                  (A) if the Net Working Capital of Partech is less than R$ 1,000 as reflected on EXHIBIT D-1, Sellers, jointly and severally, shall contribute the difference in cash in Brazilian reais to Unnisa; PROVIDED, HOWEVER, any such contribution shall not result in any change in the then current ownership of its quota holders;

                  (B) if the Net Working Capital of Unnisa is less than R$ 2,983,000 as reflected on EXHIBIT D-2, Sellers, jointly and severally, shall contribute the difference in cash in Brazilian reais to Unnisa; PROVIDED, HOWEVER, any such contribution shall not result in any change in the then current ownership of its quota holders;

                  (C) if the Net Working Capital of Proceda is less than R$ 2,468,000 as reflected on EXHIBIT D-3, Sellers, jointly and severally, shall contribute the difference multiplied by 34% in cash in Brazilian reais to Holdings;

                  (D) the difference between the Indebtedness of Partech as reflected on the Partech Closing Balance Sheet and the Indebtedness as reflected on EXHIBIT D-1 shall be paid in cash in Brazilian reais, (x) if higher than the amount reflected on EXHIBIT D-1, 51% of the difference by Sellers, jointly and severally, to Holdings, and (y) if lower than the amount reflected on EXHIBIT D-1, 51% of the difference by Equifax to Sellers in accordance with their respective then current pro rata ownership interests in Partech;

                  (E) the difference between the Indebtedness of Unnisa as reflected on the Unnisa Closing Balance Sheet and Indebtedness as reflected on EXHIBIT D-2 shall be paid in cash in Brazilian reais, (x) if higher than the amount reflected on EXHIBIT D-2, 59.33% of the difference by Sellers, jointly and severally, to Holdings, and (y) if lower than the amount reflected on EXHIBIT D-2, 59.33% of the difference by Equifax to Sellers in accordance with their respective then current pro rata ownership interests in Unnisa; and

                  (F) the difference between the Indebtedness of Proceda as reflected on the Proceda Closing Balance Sheet and the Indebtedness as reflected on EXHIBIT D-3 shall be paid, (x) if higher than the amount reflected on EXHIBIT D-3, by Sellers, jointly and severally, to Holdings multiplied by 34%, and (y) if lower than the amount reflected on EXHIBIT D-3, 34% of the difference by Equifax to Sellers in accordance with their respective then current pro rata ownership interests in Proceda, in each case by wire transfer of Brazilian reais in immediately available funds to such bank account as the payee specifies.

                  (d) For purposes of this PARAGRAPH 3.4, "NET WORKING CAPITAL" will mean current assets minus current liabilities for Partech, Unnisa or Proceda, as relevant, determined in accordance with GAAP, but specifically excluding any and all management fees payable, all dividends payable, all intercompany receivables or payables with Affiliates or indebtedness in favor of Affiliates of AG Parent or Socma, and any other Indebtedness. For purposes of this PARAGRAPH 3.4, "INDEBTEDNESS" will mean the sum of all indebtedness for borrowed money, all amounts payable as management fees payable and dividends payable, and intercompany payables, LESS intercompany receivables for indebtedness or indebtedness in favor of Affiliates of AG Parent or Socma.

         3.5 CERTAIN AGREEMENTS. Following completion of the Acquisition Transaction on the Closing Date: (i) Acquisition, AG Telecom and Socma shall enter into an escrow agreement (the "ESCROW AGREEMENT") in the agreed form attached to this Agreement as either EXHIBIT E-1 or E-2, as appropriate; (ii) Acquisition, AG Telecom and Socma shall enter into the pledge agreement (the "PLEDGE AGREEMENT") in the agreed form attached to this Agreement as EXHIBIT F;
(iii) Acquisition, AG Telecom and Socma shall enter into the private deed of assignment of dividends (the "DIVIDEND PLEDGE") in the agreed form attached to this Agreement as EXHIBIT G; (iv) Acquisition, AG Telecom and Socma shall cause Partech to adopt new articles of association (the "PARTECH Articles") in the agreed form attached to this Agreement as EXHIBIT H; (v) the relevant Persons shall enter into the reorganization agreement (the "REORGANIZATION AGREEMENT") in the agreed form attached to this Agreement as EXHIBIT I; (vi) Unnisa and EFX shall execute the trademark license agreement in the agreed form attached to this Agreement as EXHIBIT J (the "TRADEMARK AGREEMENT"); and (vii) if required, AG Parent shall execute a guaranty in the agreed form attached to this Agreement as EXHIBIT K (each, the "GUARANTY").

4.       ADDITIONAL COVENANTS

         4.1 ACCESS AND INSPECTION. Partech will provide, and each Seller agrees to cause Partech, Unnisa and Proceda to provide, Equifax and its Representatives full access during normal business hours from and after the date of this Agreement until the Closing to all of the Representatives, personnel, customers, suppliers, books and records of Partech, Unnisa and Proceda and their respective Affiliates (including without limitation allowing Equifax and its Representatives to make copies, extracts and translations) and will furnish any and all information concerning their businesses and affairs as Equifax and its Representatives may request in each case for the purpose of making a continuing investigation of Partech, Unnisa and Proceda and their respective businesses; PROVIDED, HOWEVER, on-site visits after the date of this Agreement to the business premises of Partech, Unnisa and Proceda shall be coordinated between Equifax and Sellers such that there shall be the least amount of disruption to the business and operations of Partech, Unnisa and Proceda as is reasonably practicable in the circumstances. Except for granting access to SHL Systemhouse Inc. and its Representatives for purposes of conducting a due diligence investigation of Proceda in a manner agreed by the Parties, none of Partech, AG Telecom, Socma, or any member of either the AG Group or the Socma Group will provide any other Person, or permit Unnisa or Proceda to provide any other Person, with similar access or information between the date of this Agreement and any termination or expiration of this Agreement. No investigation made before or after the date of this Agreement by or on behalf of Equifax will limit or affect in any way the representations, warranties, covenants, agreements and indemnities of AG Telecom, Socma, Partech, or any other member of either the AG Group or the Socma Group under or pursuant to this Agreement or any Additional Agreement, each of which will survive any investigation and the Closing pursuant to the terms and conditions established in this Agreement.

         4.2 COOPERATION. The Parties will cooperate fully with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and all Parties will use their best efforts to consummate the transactions contemplated by this Agreement and to fulfill their obligations under this Agreement, including without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the Parties to consummate the transactions contemplated by this Agreement. Without the prior written consent of the other Parties, no Party may take any intentional actions, or omit to take any actions, that would cause the conditions precedent to the obligations of the Parties not to be fulfilled, including, without limitation, taking or causing to be taken any action which would cause the representations and warranties made by a Party in this Agreement not to be true, correct and complete as of the Closing.

         4.3 EXPENSES. The Parties will bear their own legal, accounting, broker, intermediary and other fees and expenses related to the transactions contemplated by this Agreement and the Additional Agreements, it being understood and agreed that all fees and expenses of J.P. Morgan will be borne by Sellers and without any Liability to any of Equifax, Partech, Unnisa or Proceda. The Parties acknowledge and agree that Partech, Unnisa and Proceda have already incurred, and may continue to incur, certain DE MINIMIS expenses in connection with the transactions contemplated by this Agreement, particularly in connection with the due diligence process, but in no event shall Partech, Unnisa or Proceda have any Liability for any other expenses of Sellers in connection with the authorization, preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement. The Brazilian financial transactions tax ("CPMF") shall be borne equally by Sellers on the one hand and Equifax on the other.

         4.4 UPDATE OF INFORMATION. All documents, agreements, instruments, statements, copies and other writings furnished to or for the benefit of Equifax or any of its Representatives pursuant to this Agreement are and will be true, correct and complete as of the date furnished, and any and all amendments and supplements to the documents, agreements, instruments, statements and other writings furnished to or for the benefit of Equifax or any of its Representatives pursuant to this Agreement have been or will be delivered to Equifax and its Representatives in a timely and expeditious manner prior to the Closing. At all times prior to and including the Closing Date, AG Telecom, Socma, Partech and Equifax will promptly provide one another with written notification of any event, occurrence or other information of any kind whatsoever which affects, or may affect, the continued truth, correctness or completeness of any representation, warranty, covenant or agreement made in this Agreement by a Party or any document, agreement, instrument, certificate or writing furnished to or for the benefit of a Party by any other Party pursuant to or in connection with this Agreement, and each written notification will specifically identify any and all of the representations, warranties, covenants and agreements affected by the fact, event, occurrence or information that necessitated the giving of the notice. No notification or other disclosure will be deemed to amend or supplement this Agreement, the Disclosure Memorandum, or any representation, warranty, covenant, agreement or indemnity or any other document, agreement, instrument, certificate or writing furnished to or for the benefit of any Party pursuant to or in connection with this Agreement.

         4.5 BROKERS. AG Group and Socma Group represent and warrant to Equifax that no broker or finder other than J.P. Morgan has acted on their behalf or on behalf of Partech, Unnisa or Proceda in connection with this Agreement or the transactions contemplated in this Agreement, and AG Group and Socma Group, severally but not jointly, agree to indemnify Equifax and hold it harmless from and against any and all claims or demands for commissions or other compensation by J.P. Morgan and any other broker, finder or similar agent claiming to have been employed by or on behalf of them. Equifax represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated in this Agreement and agrees to indemnify AG Group, Socma Group, Partech, Unnisa and Proceda and hold them harmless from and against any and all claims or demands for commissions or other compensation by any broker, finder or similar agent claiming to have been employed by or on behalf of Equifax.

         4.6 PUBLICITY. Except to the extent required by applicable Law or listing agreement with any securities exchange, all press releases and other public announcements respecting the subject matter of this Agreement or any Additional Agreement will be made only with the mutual agreement of AG Telecom, Socma and Equifax, which agreement will not be unreasonably withheld, delayed or conditioned. Prior to submitting any information to third parties as required by applicable Law or listing agreement with any securities exchange, each Party will provide the other Parties with a reasonable opportunity to review and comment on the terms upon which such information will be disclosed.

         4.7 CERTAIN GOVERNMENTAL FILINGS. The Parties will make, or cause to be made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by or resulting from this Agreement. Each of the

Parties will furnish to the other Parties any and all necessary information and reasonable assistance as another Party may reasonably request in connection with its preparation of necessary filings or submissions to any Government. Prior to filing any material application, registration, statement or other document with the applicable governmental authority, each Party will provide the other Parties with a reasonable opportunity to review and comment on each that application, registration, statement or other document.

         4.8 CUSTOMER CONTRACTS. Partech shall, and each Seller agrees to cause Partech, Unnisa and Proceda to, use their commercially reasonable efforts to procure fully executed customer agreements from ACG, AIG, BNL (Electron), BNL (Cards), Banco Santos, BCN, Brascan, Fibra, Girobank, Transcheck and any other unsigned customer agreements (collectively, the "CUSTOMER AGREEMENTS") which are attached to the Disclosure Memorandum.

         4.9 PAYSYS CONTRACT. At least five (5) Business Days prior to the Closing Date, Partech shall, and each Seller agrees to cause Unnisa and Proceda to, procure the written consent of PaySys International, Inc., in the agreed form attached to this Agreement as EXHIBIT L, for the operation of the VisionPlus software by Proceda for and on behalf of Unnisa (the "PAYSYS CONSENT").

         4.10 INVENTIONS AGREEMENTS. Partech shall use its commercially reasonable efforts (both before and after the Closing Date) to procure written agreements (the "IP AGREEMENTS") from (i) all current employees and independent contractors, and (ii) all employees and independent contractors who in the prior three years have performed services for any of Partech, Unnisa or Proceda, in each case as identified in EXHIBIT M to this Agreement, irrevocably assigning to Partech, Unnisa or Proceda, as appropriate, without any consideration or other conditions, any and all rights, title and interest in and to any and all intellectual or industrial property, if any, developed or created, whether in whole or in part, by them, each such written agreement being acceptable to Equifax as to form, content and subject matter.

         4.11 CERTAIN CUSTOMER CONTRACTS. The Parties agree to use their commercially reasonable efforts to have each of the Customer Contracts renegotiated on terms and conditions reasonably satisfactory to the Parties so as to limit the potential liability to Partech, Unnisa, Proceda and the Parties for potential system or service failures at Partech, Unnisa or Proceda, whether as a result of failures, interruptions, disruptions or slow-downs in their own operating systems or as a result of the failure, interruption, disruption or slow-down of third party products or services.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO PARTECH, UNNISA AND PROCEDA

         AG Telecom, Socma and Partech have prepared and delivered to Equifax a disclosure memorandum (the "DISCLOSURE MEMORANDUM") setting forth any and all exceptions or supplemental information to the representations, warranties and covenants contained in this ARTICLE 5, and have delivered to Equifax documents and materials pursuant to this Agreement, and all of the documents and materials so delivered are true, correct and complete as of the date furnished, and any and all modifications or amendments to the documents and materials have been or will be delivered to Equifax with the Disclosure Memorandum. The disclosures set forth in the Disclosure Memorandum qualify only those representations and warranties specifically referenced and referred to in the Disclosure Memorandum or this Agreement, and a disclosure related to any particular representation and warranty shall not qualify any other representation or warranty unless so expressly stated. At all times prior to and including the Closing Date, AG Telecom, Socma and Partech will promptly provide Equifax with written notification of any event, occurrence or other information of any kind whatsoever which affects or may affect, the continued truth, correctness or completeness of any representation or warranty made in this Agreement or any information contained in the Disclosure Memorandum. Subject to the foregoing, each of AG Telecom, Socma and Partech, severally but not jointly, represents and warrants to Equifax, and covenants and agrees, as of the date of this Agreement and again as of the Closing Date, as follows:

         5.1 EXISTENCE. Each of Partech and Unnisa: (a) is a Brazilian limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased. Proceda: (a) is a corporation ("SOCIEDADE ANONIMA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased. None of Partech, Unnisa or Proceda is required to be authorized, licensed, qualified or domesticated as a foreign Person in any jurisdiction outside of Brazil. AG Telecom and Socma have previously furnished Equifax with true, correct and complete copies of the organizational and foundation documents, as amended, of each of Partech, Unnisa and Proceda. AG Telecom and Socma have delivered to Equifax true, correct and complete copies of the minutes and other similar records of meetings of and actions by the shareholders, quotaholders, directors and officers of Partech and Proceda, and the minutes and other similar records of meetings of and actions by the quotaholders, directors and officers of Unnisa, which, in each case, reflects fully all issuances (whenever this is the case), transfers and redemptions of Partech's, Unnisa's and Proceda's capital. The Disclosure Memorandum lists: (i) all locations where Partech, Unnisa or Proceda currently owns or leases real property, has an office or place of business, or maintains any equipment, other asset, or has licensed any software, (ii) all locations of immovable property formerly owned or leased by either Partech, Unnisa or Proceda, or its respective predecessors, and (iii) all names under which each of Partech, Unnisa or Proceda or its respective predecessors have operated, if different from its present legal name.

         5.2 SUBSIDIARIES. Except for Partech's interest in Unnisa and Proceda, none of Partech, Unnisa or Proceda has any interest, directly or indirectly, in any Person, nor any right, option or commitment to purchase or otherwise acquire any interest, direct or indirect, in any Person, nor has it ever had any interest or the right to acquire any interest. To the extent that Partech, Unnisa or Proceda does have an interest in any other Person, that Person is not engaged in a business competitive with that of Partech, Unnisa or Proceda or the business to be conducted by Unnisa or Proceda on and after the Closing Date, and none of Partech, Unnisa or Proceda has any legal responsibility, duty, obligation or liability in respect of that Person, nor do any of the assets, businesses, properties, revenues or profits stand for any duty, obligation or liability of that Person.

         5.3      CAPITALIZATION; OWNERSHIP OF EQUITY; FOUNDATION DOCUMENTS.

         (a) Partech has a total capital (the "PARTECH QUOTAS") as described in the Disclosure Memorandum, and the capital of Partech described in the Disclosure Memorandum constitutes all of the issued and outstanding capital of Partech. The Partech were duly authorized and validly issued, are fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable Laws. All amounts due in respect of the Partech Quotas have been fully paid in the required currency, and no further assessments or calls may be made upon or with respect to the Partech Quotas. None of the Partech Quotas have been issued, offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present shareholder or quotaholder of Partech or any other Person. None of the Partech Quotas are subject to any quotaholders agreements, voting trusts or any restrictions on transfer, other than as set forth in Partech's Articles of Incorporation or By-Laws or this Agreement or in the Disclosure Memorandum. The Partech Quotas are owned beneficially and legally by the Persons named in the Disclosure Memorandum.

         (b) Other than as contemplated by this Agreement or in the Disclosure Memorandum, there are no rights to subscribe for or to purchase, or any option for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or any claims or Actions of any character relating to, the capital of Partech, including without limitation, any subscription bonus, convertible debentures, share options or founders' shares. Other than as contemplated by this Agreement or by the Disclosure Memorandum, no Person has any right to, or option with respect to, or any agreement or arrangements with respect to, or any calls, commitment or any claims or rights of any character however evidenced or created to, any of the capital of Partech or any portion of Partech's turnover or profits.

         (c) Unnisa has a total capital (the "UNNISA QUOTAS") as described in the Disclosure Memorandum, and the capital of Unnisa described in the Disclosure Memorandum constitutes all of the outstanding capital of Unnisa. The Unnisa Quotas were duly authorized, are fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable Laws. All amounts due in respect of the Unnisa Quotas have been fully paid in the required currency, and no further assessments or calls may be made upon or with respect to those quotas. None of the Unnisa Quotas have been offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present quotaholder of Unnisa or any other Person. None of the

Unnisa Quotas are subject to any quotaholder agreements, voting trusts or any restrictions on transfer, other than as set forth in Unnisa's Articles of Association or this Agreement or the Disclosure Memorandum. The Unnisa Quotas are owned legally and beneficially by the Persons named in the Disclosure Memorandum.

         (d) Other than as contemplated by this Agreement, there are no rights to subscribe for or to purchase, or any option for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or any claims or Actions of any character relating to, the capital of Unnisa, including without limitation, any subscription bonus, convertible debentures, quota options or founders' quotas. Other than as contemplated by this Agreement or in the Disclosure Memorandum, no Person has any right to, or option with respect to, or any agreement or arrangements with respect to, or any calls, commitment or any claims or rights of any character however evidenced or created to, any of the capital of Unnisa or any portion of Unnisa's turnover or profits.

         (e) Proceda has a total capital (the "PROCEDA SHARES") as described in the Disclosure Memorandum, and the capital of Proceda described in the Disclosure Memorandum constitutes all of the issued and outstanding capital of Proceda. The Proceda Shares were duly authorized and validly issued, are fully paid and non-assessable, and were authorized, offered, issued and sold in accordance with all applicable Laws. All amounts due in respect of the Proceda Shares have been fully paid in the required currency, and no further assessments or calls may be made upon or with respect to the Proceda Shares. None of the Proceda Shares have been issued, offered, sold, registered or recorded in violation of the preemptive or other rights of any past or present shareholder of Proceda or any other Person. None of the Proceda Shares are subject to any shareholder agreements, voting trusts or any restrictions on transfer, other than as set forth in Proceda's Articles of Incorporation or By-Laws or this Agreement or the Disclosure Memorandum. The Proceda Shares are owned beneficially and legally by the Persons named in the Disclosure Memorandum.

         (f) Other than as contemplated by this Agreement or described in the Disclosure Memorandum, there are no rights to subscribe for or to purchase, or any option for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any calls, commitments or any claims or Actions of any character relating to, the capital of Proceda, including without limitation, any subscription bonus, convertible debentures, share options or founders' shares. Other than as contemplated by this Agreement or described in the Disclosure Memorandum, no Person has any right to, or option with respect to, or any agreement or arrangements with respect to, or any calls, commitment or any claims or rights of any character however evidenced or created to, any of the capital of Proceda or any portion of Proceda's turnover or profits.

         5.4      AUTHORITY; INCONSISTENT OBLIGATIONS.

         (a) Each of the Sellers, Partech, Unnisa and Proceda have the full right, power and authority to execute and deliver and to perform and comply with this Agreement and the Additional Agreements to which any of them is or will be a party. All proceedings and actions required to be taken by either Seller, Partech, Unnisa or Proceda to authorize the execution, delivery and performance of this Agreement and the Additional Agreements have been taken. This Agreement, and each Additional Agreement to which any of them is or will be a party, have been, or in the case of any Additional Agreement will be at the Closing, duly and validly executed and delivered by each Seller, Partech, Unnisa or Proceda, as appropriate, by its duly authorized officers or representatives. This Agreement constitutes, and each Additional Agreement when executed and delivered will constitute, the valid and legally binding obligation, subject to general equity principles, of each Seller, Partech, Unnisa and Proceda, as appropriate, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         (b) Neither the execution and delivery of this Agreement or of the Additional Agreements by either Seller or Partech, nor the consummation of the transactions contemplated by this Agreement or by any Additional Agreement, will
(i) result in a violation of the Articles of Association, Articles of Incorporation or By-Laws of either Seller, Partech, Unnisa or Proceda, or any Law or Order, (ii) violate any Order or Law applicable to either Seller, Partech, Unnisa or Proceda, or (iii) result in a breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which either Seller, Partech, Unnisa or Proceda is or will be upon consummation of the transactions contemplated by this Agreement a party or by which any of them or any of their respective assets, properties, or businesses is subject or bound; nor will these actions result in
(w) the creation of any Lien on any of the Acquired Interests, Partech Quotas, Unnisa Quotas or Proceda Shares, or any of the assets, properties, businesses, revenues or profits of Partech, Unnisa or Proceda, (x) the acceleration or creation of any material obligation of Partech, Unnisa or Proceda, (y) the forfeiture of any material right or privilege of Partech, Unnisa or Proceda, or
(z) the forfeiture of any material right or privilege of either Seller, Partech, Unnisa or Proceda that may affect its ability to perform under this Agreement or any Additional Agreement.

         5.5 NO VIOLATION; COMPLIANCE WITH LAWS. None of Partech, Unnisa or Proceda is in default under or in violation of (a) its Articles of Association, Articles of Incorporation or By-Laws, as appropriate, or (b) any Order or Law, and the operations of Partech, Unnisa and Proceda have been conducted in accordance with, and are in compliance with, all applicable Laws. Except as indicated in the Disclosure Memorandum, none of the Sellers, Partech, Unnisa or Proceda has any notification of any asserted present or past failure by Partech, Unnisa or Proceda to comply with any Order or Laws.

         5.6 CONSENTS. The execution and delivery by the Sellers or Partech of this Agreement and the Additional Agreements to which any of them is to be a party on the Closing Date, the consummation of the transactions contemplated in this Agreement or the Additional Agreements, the conduct of the respective businesses of Partech, Unnisa and Proceda on and after the Closing Date, and the performance by the Sellers or Partech under this Agreement or any Additional Agreement, as appropriate, do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the Closing, (b) require the consent or approval of Partech's quotaholders, Unnisa's quotaholders or Proceda's shareholders (except for those previously obtained), or (c) impose any other term, condition or restriction on Partech, Unnisa or Proceda pursuant to any Order or Law.

         5.7 POSSESSION OF LICENSES, ETC. Each of Partech, Unnisa and Proceda possesses all certificates, licenses, permits and other authorizations from Governments (collectively, the "PERMITS"), free from burdensome restrictions, that are necessary or convenient for the ownership, maintenance and operation of its respective properties, assets, and businesses, and none of Partech, Unnisa or Proceda is or has been in violation of any such Permits. The Disclosure Memorandum sets forth all material Permits held by each of Partech, Unnisa and Proceda in connection with its business, all of which are in full force and effect, and neither the validity nor continuance of which will be adversely affected by the consummation of the transactions contemplated by this Agreement.

         5.8      [INTENTIONALLY LEFT BLANK].

         5.9 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Sellers and Partech have delivered to Equifax copies of the audited financial statements of Partech, Unnisa and Proceda as of and for the periods ended December 31, 1994, 1995, 1996 and 1997 (together with the report thereon of Ernst and Young or Deloitte Touche Tohmatsu, as appropriate collectively, the "AUDITED FINANCIAL STATEMENTS"), and the unaudited financial statements of Partech, Unnisa and Proceda as of and for the (i) 5-month period ended May 31, 1998 and (ii) 6-month period ended June 30, 1998 (the "UNAUDITED FINANCIAL STATEMENTS"; and together with the Audited Financial Statements, collectively, the "FINANCIAL STATEMENTS"), in each case including a balance sheet, an income statement, a statement of changes in shareholders equity, and a statement of changes in financial position, together with any related schedules. The Financial Statements have been prepared from the books and records of Partech, Unnisa and Proceda, as appropriate, and have been prepared in accordance with GAAP consistently applied and present fairly the financial condition of Partech, Unnisa and Proceda, as appropriate, as at the respective dates of the Financial Statements and the results of its respective operations, shareholders equity and financial position for the periods then ended. All pro forma and projected financial information presented to Equifax in connection with the negotiation and consummation of the transactions contemplated by this Agreement have been prepared by Sellers consistent with historic accounting practices and procedures and based upon facts as then in existence and assumptions reasonable in the circumstances, and the same continue to be true and reasonable. Each of the Sellers, Partech, Unnisa and Proceda, however, makes no representation or warranty regarding the likelihood of the actual occurrence of such projections.

         5.10     LIABILITIES.

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

         (a) Except as indicated in the Disclosure Memorandum, none of Partech, Unnisa or Proceda has any debt, Liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except (i) those reflected in the Unaudited Financial Statements, (ii) those accounts payable incurred in the ordinary and regular course of business since the date of the Unaudited Financial Statements, and (iii) those incurred thereafter in the ordinary and regular course of business consistent with past practices which do not result from the breach of any Contract or any violation of applicable Law.

         (b) None of Partech, Unnisa or Proceda is a party to any contract or commitment to guarantee the payment or performance of any Liability or other obligation of any other Person, or pursuant to which Partech, Unnisa or Proceda, or their respective assets, properties, business or revenue, is or may become liable for the indebtedness or other obligations of any other Person.

         5.11 TITLE TO PROPERTIES. All assets and property, whether movable or immovable, tangible or intangible, owned by Partech, Unnisa or Proceda are owned exclusively by Partech, Unnisa or Proceda and free and clear of any and all Liens except those listed and described in the Disclosure Memorandum. None of Partech, Unnisa or Proceda owns any assets or property other than those set forth on the relevant balance sheets included in the Unaudited Financial Statements and those acquired thereafter in the ordinary and regular course of business consistent with past practices and which are otherwise reflected on the books and records of Partech, Unnisa or Proceda, as appropriate. Each of Partech, Unnisa and Proceda has, or will have at the Closing, exclusive possession of all of its respective assets and properties, all of which are physically located on the Immovable Property and are not subject to the dominion or control of any other Person.

         5.12 RECEIVABLES. Subject to any applicable reserve set forth in the relevant Financial Statements, any and all notes receivable and accounts receivable shown in the Financial Statements and all notes receivable and accounts receivable held by Partech, Unnisa or Proceda on the date of this Agreement and on the Closing Date, were, are and will be, valid and collectable obligations of the respective makers or the relevant account debtors and were not and are not subject to any offset, counterclaim or recoupment.

         5.13     MOVABLE PROPERTY.

                  (a) All of the machinery, equipment, vehicles, and other items of movable property which are owned or leased by Partech, Unnisa or Proceda are in good condition and repair, subject to normal wear and tear, suited for the use intended, and to the best knowledge of each of the Sellers, Partech, Unnisa or Proceda are and have been operated in conformity with all applicable insurance requirements, manufacturer's operating manuals, manufacturer's warranties, and applicable Orders and Laws. The Disclosure Memorandum sets forth a list of all movable property whose value is in excess of R$10,000, owned or leased by Partech, Unnisa or Proceda, specifying which items are owned and which are leased. To the best of each Sellers' and Partech's knowledge, there are no defects or conditions which would cause the movable property to be or become inoperable or unsafe.

                  (b) To the best of each Seller's and Partech's knowledge, all lessors of any machinery, equipment or other movable property leased by Partech, Unnisa or Proceda have fully and completely performed and satisfied their respective duties and obligations under the leases, and none of Partech, Unnisa or Proceda has brought or threatened any Action against any relevant lessor for failure to perform and satisfy its duties and obligations under the relevant lease.

         5.14     IMMOVABLE PROPERTY.

                  (a) None of Partech, Unnisa or Proceda owns any real or immovable property. Each of Partech, Unnisa and Proceda has the lawful right to occupy and use all real or immovable property which is used in their respective businesses (the "IMMOVABLE PROPERTY").

                  (b) All agreements with respect to leases, easements, rights of way, licenses or other interests in Immovable Property granted to Partech, Unnisa or Proceda (collectively, the "PROPERTY LEASES") are listed in the Disclosure Memorandum. The interest of Partech, Unnisa or Proceda, as applicable, in and under each of the Property Leases is free and clear of any defects, claims or Liens and subject to no present Action or threatened Action.

                  (c) Each of Partech, Unnisa and Proceda is lawfully in possession of all of its respective Immovable Property which is the subject of a Property Lease and with respect to which Partech, Unnisa or Proceda is a tenant or lessee or has been granted a possessory interest (the "LEASED IMMOVABLE PROPERTY"), and all conditions precedent to the obligation of Partech, Unnisa or Proceda to take possession and continue to occupy all Leased Immovable Property have been fulfilled.

                  (d) There is lawfully available to all the Leased Immovable Property, through private easements and facilities or properly dedicated public easements and facilities, all of the water, gas, sewer, electricity and telephone service which are now being utilized and sufficient to allow Partech, Unnisa or Proceda, as applicable, to continue to conduct their business as presently conducted by them and, further, to engage in their respective businesses. All of the Leased Immovable Property has reasonably suitable ingress and egress and each parcel of Leased Immovable Property has reasonably suitable access to the existing paved roads and other public rights of way, which access is not limited or restricted.

                  (e) The present use, occupancy and operation of the Immovable Property, and all aspects of the improvements on and to the Immovable Property (collectively, the "IMPROVEMENTS"), are in compliance in all material respects with all, and not in material violation of any, Laws and with all private restrictive covenants of record, and the Sellers have no knowledge of any proposed change to the applicable Laws or the private restrictive covenants of record that would affect any of the Immovable Property or its use, occupancy or operation. There exist no conflicts or disputes with any Government or Person relating to any Immovable Property or the activities on the Immovable Property. All Improvements are in good condition and repair, ordinary wear and tear excepted, suited for the operation of the business of Partech, Unnisa or Proceda, as applicable.

         5.15     INTELLECTUAL PROPERTY RIGHTS.

                  (a) The Disclosure Memorandum sets forth a list of (i) all patents, patent applications and registrations, trademarks, trademark applications and registrations, copyright applications and registrations, trade names and industrial designs, service marks and service mark applications, Brazilian or foreign, owned or used by Partech, Unnisa or Proceda in or otherwise relating to the operation of their respective businesses, (ii) all trade secrets, know-how, inventions and other intellectual property, owned or used by Partech, Unnisa or Proceda relating to the operation of their respective businesses; and (iii) all computer systems and application software, including without limitation, all documentation relating to the computer systems and application software, and the latest revisions of all related object and source codes therefor, owned or used by Partech, Unnisa or Proceda, in or otherwise relating to the operation of their respective businesses (collectively, the "PROPRIETARY RIGHTS"). Partech, Unnisa or Proceda, as applicable, owns the entire right, title and interest in and to all of their respective Proprietary Rights, free and clear of any and all Liens. None of Partech, Unnisa or Proceda has granted any license to any third party with relation to any of the Proprietary Rights.

                  (b) There is no existing or, to the best knowledge of either Seller, threatened, challenge to the use by Partech, Unnisa or Proceda of any of their respective Proprietary Rights, and the use of the Proprietary Rights does not infringe on the rights of any third party. Except as indicated in the Disclosure Memorandum, no royalty or other fee is required to be paid by Partech, Unnisa or Proceda to any Person in respect of the use of any of the Proprietary Rights.

                  (c) The conduct of the businesses of Partech, Unnisa or Proceda and the use of their Proprietary Rights do not infringe, and none of Partech, Unnisa or Proceda has received any notice, complaint, threat or claim alleging infringement of, any patent, trademark, trade name, copyright, industrial design, trade secret or any other intellectual property or proprietary right of any Person.

                  (d) To the best knowledge of each Seller and Partech and except as disclosed in any Contract in respect of Proprietary Rights, there are no rights of third parties with respect to any patent, patent application, invention, know-how, copyrights, trademark, service mark, trade secrets, trade name, computer system, application software or device, or other intellectual property right which would have an adverse effect on the operations or prospects of Partech, Unnisa or Proceda.

         5.16 CONTRACTS. The Disclosure Memorandum contains a list of all written and oral material agreements, commitments and arrangements to which Partech, Unnisa or Proceda is a party or under which Partech, Unnisa or Proceda has any rights or obligations (collectively, the "CONTRACTS"), including without limitation any Contracts pursuant to which any of Partech, Unnisa or Proceda acquired or had developed any rights in or to any Proprietary Rights. Sellers have, prior to the date of this Agreement, delivered to Equifax a true, correct and complete copy of each written Contract and a true, correct and complete summary of each oral Contract. None of the Contracts, individually or together, constitute an unlawful restraint of trade under any applicable Law. All obligations to be performed by Partech, Unnisa or Proceda as of the date of this Agreement under all Contracts to which any of them is a party have been performed in accordance with their terms and no claim exists in respect of the Contracts. None of Partech, Unnisa or Proceda is a party to any agreement or commitment which will likely result in a material loss to Partech, Unnisa or Proceda, as applicable, upon completion of performance or which cannot readily be fulfilled or performed by Partech, Unnisa or Proceda, as applicable, in accordance with its terms without undue or unusual expenditures of money or effort, it being understood that neither Sellers nor Partech, Unnisa nor Proceda shall be held responsible for any damages or losses arising as a result of either Unnisa or Proceda or their respective customers or suppliers not being Year 2000 Compliant. For purposes of this SECTION 5.16, "Year 2000 Compliant" shall mean the ability to (1) process transactions up to, on, or after, and (2) process transactions in respect of date up to, on, or after, January 1st, 2000, without any degredation in or failure in the services currently provided by Partech, Unnisa or Proceda. All of the Contracts are valid, binding and enforceable in accordance with their terms, and are in full force and effect; there are no existing defaults by Partech, Unnisa or Proceda under any of their respective Contracts and no event has occurred which would constitute a default (whether with or without notice, lapse of time or the happening or occurrence of any event) under any Contract; and all parties to any Contract have consented (where any relevant consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of Partech, Unnisa or Proceda. The terms and conditions under which either Unnisa or Proceda, as appropriate, provides services under any Customer Agreement, including without limitation any services to ACG, AIG, BNL (Electron), BNL (Cards), Banco Santos, BCN, Brascan, Fibra, Girobank, and Transcheck, are as set forth in the Disclosure Memorandum and those agreements as described in and attached to the Disclosure Memorandum set forth as of the date of this Agreement and as of the Closing Date the full agreement and understanding with Unnisa or Proceda, as appropriate.

         5.17 INSURANCE. Partech, Unnisa and Proceda are the sole owners of the insurance policies as set forth in the Disclosure Memorandum, which policies insure the assets, properties and businesses of Partech, Unnisa and Proceda, as applicable, against the types of risks and in the amounts as are customary in the geographies in which Partech, Unnisa and Proceda conduct their respective businesses, and all relevant policies are in full force and effect. All premiums due on any relevant policies have been paid, and none of Partech, Unnisa or Proceda has received any notice of cancellation or non-renewal with respect to any insurance policy. As of the date of this Agreement, none of Partech, Unnisa or Proceda has any Liability for premiums or retrospective premium adjustments for any period prior to the date of this Agreement. The
Disclosure Memorandum also lists and describes all material occurrences or facts that may form the basis for a claim by or on behalf of Partech, Unnisa or Proceda under any insurance policy; and each of Partech, Unnisa or Proceda, as applicable, has timely given notice of all relevant occurrences to the appropriate insurer and has not waived (either intentionally or inadvertently) its right to make the related claim under any relevant insurance policy.

         5.18 LITIGATION; CONTINGENCIES. Except as indicated in the Disclosure Memorandum, there are no Actions existing or, to the knowledge of either Seller or Partech, threatened against, by or affecting Partech, Unnisa or Proceda, the property, business, revenues or assets of Partech, Unnisa or Proceda, in any Forum, nor is there any basis for any Actions, nor do there exist any other contingent liabilities, the eventual outcome of which might have an adverse effect on Partech, Unnisa or Proceda after the date of this Agreement, or which would prevent or impede the transactions contemplated by this Agreement. None of Partech, Unnisa or Proceda has been charged with, or is under investigation with respect to, any charge concerning any violation of any provision of any Law. There are no unsatisfied judgments against Partech, Unnisa or Proceda or any of Partech's, Unnisa's or Proceda's predecessors or any other Order to which either Seller, Partech, Unnisa or Proceda, or any of Partech's, Unnisa's or Proceda's assets or properties are subject.

         5.19 TAXES. All Taxes (including without limitation, all income, property, sales or use, customs, value added, ad valorem, withholding, employees' income withholding and public welfare taxes, including social contribution, unemployment fund ("FGTS"), social security contributions ("INSS") and all other taxes imposed on Partech, Unnisa or Proceda or their respective income, properties, sales, operations or employee benefit plans), and all deposits in connection with any of Taxes required by applicable Brazilian Law imposed by any Brazilian Government, or to the knowledge of Sellers and Partech, those under any other applicable Law imposed by any other Government and all interest on the Taxes and penalties and additions to any Taxes, which are due and payable by Partech, Unnisa or Proceda for all periods through the date of this Agreement have been paid in full, other than for Taxes the legality of which is being contested in good faith and described in the Disclosure Memorandum, and reserves and accruals in accordance with GAAP for all other Taxes, whether or not disputed, have been properly recorded in the Financial Statements or, in the case of periods subsequent to the dates of the latest Financial Statements, on the books and records of Partech, Unnisa or Proceda, as appropriate. All Taxes, if any, due and payable in respect of the transactions contemplated by this Agreement have been, or will be, paid by each Seller, as appropriate, as and when due, without any contribution by or Liability to Partech, Unnisa, Proceda or Equifax, regardless of when, how or to or against whom assessed. From and after the date of this Agreement, Partech, Unnisa or Proceda will duly file all returns and reports with respect to Taxes, and will pay all Taxes as and when the Taxes become due and payable. There is not now any proposed or outstanding assessment or adjustment against Partech, Unnisa or Proceda of additional Taxes of any kind. Partech, Unnisa and Proceda have duly filed all required national, state, municipal, local and foreign tax returns and reports (including without limitation, returns for estimated tax), and all returns and reports of all other Governments having jurisdiction, with respect to all Taxes; all relevant returns and reports show the correct and proper amount due; and all required Taxes shown on relevant returns or reports and except as indicated in the Disclosure Memorandum, all assessments received by Partech, Unnisa or Proceda have been paid to the extent that the Taxes, or any estimates of any Tax Liability, have become due. Except as indicated in the Disclosure Memorandum, there are no significant Governmental Tax audits or inquiries presently being conducted with respect to, Partech, Unnisa or Proceda. There have been no waivers of the applicable statutory period of limitation for any Taxes for any taxable period. None of Partech, Unnisa or Proceda is a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. Except as indicated in the Disclosure Memorandum, there is no material dispute or Action concerning any Tax Liability of Partech, Unnisa or Proceda claimed or raised by a Government.

         5.20     EMPLOYMENT AND LABOR MATTERS.

                   (a) Except as indicated in the Disclosure Memorandum, none of Partech, Unnisa or Proceda is a party to any collective bargaining agreement or agreement of any kind with any union or labor organization, and no union or other employee bargaining group or organization has been certified or recognized by Partech, Unnisa or Proceda as representing any employee, nor, to the knowledge of either Seller, is a union or other labor organization or employee group or organization seeking recognition for any similar purpose, and there are no controversies pending, or to the knowledge of either Seller, threatened against Partech, Unnisa or Proceda and any labor union or collective bargaining unit representing, or seeking to represent, any of its employees, and there has been no attempt by any union or other employee group or organization to organize any employees of Partech, Unnisa or Proceda at any time in the past five years. Each of Partech, Unnisa and Proceda has complied with all applicable Laws relating to wages, hours, health and safety, payment of social security withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations, and employment discrimination.

                  (b) Except as expressly provided for in this Agreement or indicated in the Disclosure Memorandum or required by law, none of Partech, Unnisa or Proceda is obligated to provide, directly or indirectly, any benefits for employees, including any pension, bonus, medical insurance or other employee benefits under any practice, agreement or Law. The Disclosure Memorandum fully and accurately describes the terms of each employee benefit program or plan maintained by or contributed by or on behalf of Partech, Unnisa or Proceda that covers any employees or former employees of Partech, Unnisa or Proceda (an "EMPLOYEE BENEFIT Plan"). Except as indicated in the Disclosure Memorandum, no Action is existing or to the knowledge of any Seller anticipated with respect to any Employee Benefit Plan nor with respect to any government-sponsored program of a similar nature to which Partech, Unissa or Proceda is required to contribute, as to which action any of said companies is alleged to have any liability. Each Employee Benefit Plan has been administrated in compliance with all applicable Laws and all required filings and contributions have been made. No Employee Benefit Plan has at any time been involved in any transaction which will cause Partech, Unnisa or Proceda to lose a favorable tax position taken with respect to any Employee Benefit Plan. All payments to be made under or pursuant to any Employee Benefit Plan have been made or a sufficient reserve has been accrued in the Financial Statements or in the relevant books and records for all relevant periods, and each Employee Benefit Plan is fully funded in an amount necessary to discharge Partech's, Unnisa's or Proceda's obligations under or in connection with each Employee Benefit Plan.

                  (c) The Disclosure Memorandum lists all reasonably anticipated pension, social and health obligations (including, without limitation, retirement premiums) of Partech, Unnisa or Proceda.

         5.21 ABSENCE OF CERTAIN BUSINESS PRACTICES. None of AG Telecom, AG Parent, Socma, Partech, Unnisa or Proceda, or any of their Affiliates, or any of their respective officers, directors, employees, agents, nor any other Person acting on any of their behalf has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any Government employee or other Person who is or may be in a position to help or hinder the business of Partech, Unnisa or Proceda (or to assist Partech, Unnisa or Proceda in connection with any actual or proposed transaction) which (a) might subject Partech, Unnisa, Proceda or Equifax or any of Equifax's Affiliates, or any of Equifax's or its Affiliates' directors, officers, employees or agents, to any damage or penalty in any civil, criminal or Governmental Action, (b) if not given in the past, might have had an adverse effect on the business or operations of Partech, Unnisa or Proceda, or (c) if not continued in the future, might adversely affect the business, operations, cash flows or prospects of Partech, Unnisa or Proceda, or which might subject Partech, Unnisa, Proceda or Equifax, or any of their respective directors, officers, employees, agent or any other Person to suit or penalty in any private or Governmental Action, including without limitation any suit or penalty under or pursuant to the United States Foreign Corrupt Practices Act.

         5.22 BOOKS AND RECORDS. Except as indicated in the Disclosure Memorandum, the books, records and accounts of Partech, Unnisa or Proceda (a) have been maintained at Partech's, Unnisa's or Proceda's, as appropriate, principal place of business in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions of Partech, Unnisa and Proceda and dispositions of the assets of Partech, Unnisa and Proceda, and (c) accurately and fairly reflect the basis for the Financial Statements. Partech, Unnisa and Proceda have devised and maintained systems of internal accounting controls sufficient to provide reasonable assurances that (x) transactions are executed in accordance with management's general or specific authorization, and
(y) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets.

         5.23 AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as indicated in the Disclosure Memorandum, none of Partech, Unnisa or Proceda is, directly or indirectly, a party to any contract, agreement, or lease, or any other arrangement with or commitment to, in each case whether oral or written, any Related Party. Except as indicated in the Disclosure Memorandum, no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in Partech's, Unnisa's or Proceda's businesses, and no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business (x) which is or which within the last three years has been a competitor, customer or supplier of Partech, Unnisa or Proceda or has done business with Partech, Unnisa or Proceda, or (y) which as of the date of this Agreement sells or distributes products or services which are similar or related to the products or services of Partech, Unnisa or Proceda. As used in this Agreement, the term "RELATED PARTIES" means, collectively, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the shares or quotas of, or other rights or interests, in Partech, Unnisa or Proceda or any of their Affiliates, (b) any director, officer, employee, agent, shareholder or quotaholder of Partech, Unnisa or Proceda, (c) any Person in which any of the foregoing Parties has, directly or indirectly, at least a five percent (5.0%) beneficial interest in the capital or other type of equity interests of that Person, or (d) any partnership in which Partech, Unnisa or Proceda is a partner.

         5.24 NO AGREEMENT IN ANTICIPATION OF SALE. None of Partech, Unnisa, Proceda, AG Telecom, Socma or AG Parent has, directly or indirectly, taken any action or actions or entered into any agreements in anticipation of this Agreement. The consummation of the transactions contemplated by this Agreement will not entitle any employee of Partech, Unnisa or Proceda to severance pay nor will it accelerate the time of payment, vesting or increase the amount of any compensation or benefits due to any employee of Partech, Unnisa or Proceda.

         5.25 GOVERNMENT REPORTS. The Disclosure Memorandum contains a true, correct and complete list of, and Sellers have prior to the date of this Agreement delivered to Equifax, true, correct and complete copies of, all Tax returns and all material reports relating to any Employee Benefit Plan, finance and monetary transactions, employees and employment conditions, compliance with or violation of Law, and other matters material to the businesses of Partech, Unnisa or Proceda filed or issued during the past five years, by Partech, Unnisa, Proceda, AG Telecom or Socma with any Government and relating to Partech's, Unnisa's or Proceda's respective business.

         5.26 BANKING RELATIONSHIPS. The Disclosure Memorandum sets forth a complete and accurate description of all arrangements that Partech, Unnisa or Proceda has with any banks or other financial institutions providing for accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Partech, Unnisa or Proceda in respect of any of the foregoing.

         5.27 CUSTOMERS AND SUPPLIERS. None of AG Telecom, Socma, Partech, Unnisa or Proceda is aware: (a) of any supplier or customer of Partech, Unnisa or Proceda which intends to discontinue or substantially diminish or change its relationship with Partech, Unnisa or Proceda or the terms of its relationship with Partech, Unnisa or Proceda, (b) of any supplier of Partech, Unnisa or Proceda which intends to increase prices or charges for goods or services presently supplied, or (c) of any supplier of Partech, Unnisa or Proceda which is likely to become unable to continue its relationship with Partech, Unnisa or

Proceda, or supply the goods or services which it presently supplies Partech, Unnisa or Proceda, without significant change in the terms and conditions to any relevant relationship or supply arrangement.

         5.28 PENDING LEGISLATION. Neither of Sellers nor any of Partech, Unnisa or Proceda has any knowledge of or has received any notice of new or pending legislation, regulations, rules, guidelines, administrative interpretations or enforcement positions that, if enacted or adopted, would materially affect the ability of Partech, Unnisa or Proceda to satisfactorily carry on their business as presently conducted or as planned to be conducted, or the operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Partech, Unnisa or Proceda.

         5.29 ABSENCE OF CHANGES. Except as expressly provided for in this Agreement or indicated in the Disclosure Memorandum, since December 31, 1997 (the "REFERENCE DATE"):

                  (1) there has been no change in the business, assets, properties, Liabilities, affairs, results of operations condition (financial or otherwise), or cash flows of Partech, Unnisa or Proceda or in their respective relationships with suppliers, customers, employees, prospective suppliers or customers, lessors, lenders or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on Partech, Unnisa or Proceda, as applicable;

                  (2) there has been no damage, destruction or loss to the assets, properties, or business of Partech, Unnisa or Proceda, whether or not covered by insurance;

                  (3) the businesses of Partech, Unnisa and Proceda, as applicable, have been operated in the ordinary course and consistent with their respective prior practices;

                  (4) the books, accounts and records of Partech, Unnisa and Proceda have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP;

                  (5) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the stock, quotas or capital of Partech, Unnisa or Proceda, as applicable, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital of Partech, Unnisa or Proceda;

                  (6) no Liability of Partech, Unnisa or Proceda has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

                  (7) none of Partech, Unnisa or Proceda has discontinued or determined to discontinue the sale of any material products or services previously sold by Partech, Unnisa or Proceda, as applicable;

                  (8) there has been no Lien (other than Liens for current Taxes which are not past due) created on or in the assets of Partech, Unnisa or Proceda;

                  (9) there has been no sale, transfer, lease or other disposition of any material asset(s) of Partech, Unnisa or Proceda, except in the ordinary course of their respective businesses, and no material debt to, or claim or right of, Partech, Unnisa or Proceda has been executed, canceled, compromised, waived or released;

                  (10) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any material right of Partech, Unnisa or Proceda under any Contract or under any Permit from any Government;

                  (11) none of Partech, Unnisa or Proceda has entered into any agreement, contract, lease or license outside the ordinary course of business; and

                  (12) none of Partech, Unnisa or Proceda has delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business.

         5.30 FULL DISCLOSURE. No representation, warranty, covenant or agreement of or relating to Partech, Unnisa or Proceda contained in this Agreement, in the Disclosure Memorandum, in any Additional Agreement, or in any other written statement or certificate delivered by either Seller or Partech, pursuant to or in connection with this Agreement or any Additional Agreement, or in connection with the transactions contemplated in this Agreement or any Additional Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement, the Disclosure Memorandum, any Additional Agreement, or in any other written statement or certificate delivered by either Seller or Partech, pursuant to this Agreement, the Disclosure Memorandum or any Additional Agreement, not misleading. There is no fact known to either Seller or Partech which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Partech, Unnisa, Proceda or the businesses to be conducted by Partech, Unnisa and Proceda on and after the Closing Date, or their respective operations, cash flows, affairs, prospects, properties or assets, which has not been disclosed in this Agreement or the Disclosure Memorandum. The information contained in the Disclosure Memorandum will be deemed to be part of and to qualify only those representations and warranties contained in this ARTICLE 5 specifically referenced in the Disclosure Memorandum.

6.       REPRESENTATIONS AND WARRANTIES RELATING TO THE AG GROUP

         AG Telecom and AG Parent, jointly and severally, represent, warrant and covenant to and with Equifax, as of the date hereof and again as of the Closing Date, as follows:

         6.1 EXISTENCE. AG Parent: (a) is a corporation ("SOCIEDADE ANONIMA"), duly organized and registered and validly existing under the laws of Brazil, and
(b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased. AG Telecom: (a) is a limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased.

         6.2 CAPITALIZATION; OWNERSHIP OF EQUITY. AG Parent owns, directly or indirectly, one hundred percent (100%) of the capital of AG Telecom. The capital of AG Parent is owned beneficially and legally as set forth in EXHIBIT N-1 to this Agreement. The capital of AG Telecom is owned beneficially and legally as set forth in EXHIBIT N-2 to this Agreement.

         6.3      AUTHORITY; INCONSISTENT OBLIGATIONS.

         (a) Each of AG Parent and AG Telecom has the full right, power and authority to execute and deliver and to perform and comply with this Agreement and the Additional Agreements to which either of them is or will be a party. All proceedings and actions required to be taken by either AG Parent and AG Telecom to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which it is a party have been taken. This Agreement, and each Additional Agreement to which either of them is or will be a party, have been, or in the case of any Additional Agreement will be at the Closing, duly and validly executed and delivered by AG Parent or AG Telecom, as appropriate, by its duly authorized officers or representatives. This Agreement constitutes, and each Additional Agreement when executed and delivered will constitute, the valid and legally binding obligation, subject to general equity principles, of AG Parent and AG Telecom, as appropriate, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         (b) Neither the execution and delivery of this Agreement or of the Additional Agreements by either AG Parent or AG Telecom, nor the consummation of the transactions contemplated by this Agreement or by any Additional Agreement, will (i) result in a violation of the Articles of Association, Articles of Incorporation or By-Laws of either AG Parent or AG Telecom, or on the date of this Agreement or on the Closing Date any applicable Law or Order, (ii) violate any Order or Law applicable to either AG Parent or AG Telecom, or (iii) result in a breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which either AG Parent or AG Telecom is a party or by which any of them or any of their respective assets, properties, or businesses are subject or bound; nor will these actions result in (w) the creation of any Lien on any of the Acquired Interests, Partech Quotas, Unnisa Quotas or

Proceda Shares, or any of the assets, properties, businesses, revenues or profits of AG Parent or AG Telecom, (x) the acceleration or creation of any obligation of AG Parent or AG Telecom, (y) the forfeiture of any material right or privilege of AG Parent or AG Telecom, or (z) the forfeiture of any material right or privilege of either AG Parent or AG Telecom that may affect its ability to perform under this Agreement or any Additional Agreement.

         6.4 NO VIOLATION; COMPLIANCE WITH LAWS. Neither AG Parent nor AG Telecom is in default under or in violation of (a) its Articles of Association, Articles of Incorporation or By-Laws, as appropriate, or (b) any material applicable Order or Law, and each of AG Parent and AG Telecom has complied with all applicable Laws, where the failure to so comply would have a material adverse effect on AG Parent and its consolidated subsidiaries. Neither AG Parent nor AG Telecom has received any notification of any asserted present or past failure by either of AG Parent or AG Telecom to comply with any material Order or Laws, where the asserted failure if determined adversely to AG Parent would have a material adverse effect on AG Parent and it consolidated subsidiaries.

         6.5 CONSENTS. The execution and delivery by AG Parent and AG Telecom of this Agreement and the Additional Agreements to which either of them is to be a party, the consummation of the transactions contemplated in this Agreement or the Additional Agreements, and the performance by AG Parent or AG Telecom under this Agreement or any Additional Agreement, as appropriate, do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the Closing,
(b) require the consent or approval of AG Parent's or AG Telecom's shareholders (except for those previously obtained), or (c) impose any other term, condition or restriction on AG Parent, AG Telecom, Partech, Unnisa or Proceda pursuant to any applicable Order or Law.

         6.6 FINANCIAL STATEMENTS. Prior to the date of this Agreement, AG Parent and AG Telecom have delivered to Equifax copies of the consolidated audited financial statements of AG Parent and AG Telecom and its consolidated subsidiaries and affiliates as of and for the periods ended December 31, 1995, 1996 and 1997 (together with the report thereon of the independent auditors referenced therein (collectively, the "AG AUDITED FINANCIAL STATEMENTS"), and the consolidated unaudited financial statements of AG Parent and its consolidated subsidiaries and affiliates as of and for the 6-month period ended June 30, 1998 (the "AG UNAUDITED FINANCIAL STATEMENTS"; and together with the AG Audited Financial Statements, collectively, the "AG FINANCIAL STATEMENTS"), in each case including a balance sheet, an income statement, a statement of changes in shareholders equity, and a statement of changes in financial position, together with any related schedules. The AG Financial Statements have been prepared from the books and records of AG Parent and its consolidated subsidiaries and affiliates and have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of AG Parent and its consolidated subsidiaries and affiliates as at the respective dates of the AG Financial Statements and the results of its respective operations, shareholders equity and financial position for the periods then ended.

         6.7 LITIGATION; CONTINGENCIES. There are no Actions existing or, to the knowledge of either AG Parent or AG Telecom, threatened against, by or affecting AG Parent or AG Telecom, the property, business, revenues or assets of AG Parent or AG Telecom, in any Forum, nor is there any basis for any Actions, nor do there exist any other contingent liabilities, the eventual outcome of which might have a material adverse effect on AG Parent and its consolidated subsidiaries after the date of this Agreement, or which would prevent or impede the transactions contemplated by this Agreement. None of AG Parent or AG Telecom has been charged with, or is under investigation with respect to, any material charge concerning any violation of any provision of any Law. There are no material unsatisfied judgments against AG Parent or AG Telecom or any of their predecessors or any other material Order to which either AG Parent or AG Telecom, or any of AG Parent's or AG Telecom's material assets or properties, are subject.

         6.8 FULL DISCLOSURE. No representation, warranty, covenant or agreement of or relating to AG Parent or AG Telecom contained in this Agreement, in any Additional Agreement, or in any other written statement or certificate delivered by either AG parent or AG Telecom, pursuant to or in connection with this Agreement or any Additional Agreement, or in connection with the transactions contemplated in this Agreement or any Additional Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement, any Additional Agreement, or in any other written statement or certificate delivered by either AG Parent or AG Telecom, pursuant to this Agreement or any Additional Agreement, not misleading. There is no fact known to either AG Parent or AG Telecom which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Partech, Unnisa, Proceda or the businesses to be conducted by Partech, Unnisa and Proceda on and after the Closing Date, or their respective operations, cash flows, affairs, prospects, properties or assets, which has not been disclosed in this Agreement or the Disclosure Memorandum.

7.       REPRESENTATIONS AND WARRANTIES RELATING TO THE SOCMA GROUP

         Socma represents, warrants and covenants to and with Equifax, as of the date hereof and again as of the Closing Date, as follows:

         7.1 EXISTENCE. Socma: (a) is a corporation ("SOCIEDAD ANONIMA"), duly organized and registered and validly existing under the laws of Argentina, and
(b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in the places where its business is conducted and its assets and properties are owned or leased.

         7.2 CAPITALIZATION; OWNERSHIP OF EQUITY. The capital of Socma is owned beneficially and legally as set forth in EXHIBIT O to this Agreement.

         7.3      AUTHORITY; INCONSISTENT OBLIGATIONS.

         (a) Socma has the full right, power and authority to execute and deliver and to perform and comply with this Agreement and the Additional Agreements to which it is or will be a party. All proceedings and actions required to be taken by Socma to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which it is a party have been taken. This Agreement, and each Additional Agreement to which Socma is or will be a party, have been, or in the case of any Additional Agreement will be at the Closing, duly and validly executed and delivered by Socma by its duly authorized officers or representatives. This Agreement constitutes, and each Additional Agreement when executed and delivered will constitute, the valid and legally binding obligation, subject to general equity principles, of Socma, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         (b) Neither the execution and delivery of this Agreement or of the Additional Agreements by Socma, nor the consummation of the transactions contemplated by this Agreement or by any Additional Agreement, will (i) result in a violation of the Articles of Association, Articles of Incorporation or By-Laws of Socma, or on the date of this Agreement or on the Closing Date any applicable material Law or Order, (ii) violate any Order or Law applicable to Socma, or (iii) result in a breach of, conflict with or default under, any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment to which Socma is a party or by which any of them or any of their respective assets, properties, or businesses is subject or bound; nor will these actions result in (w) the creation of any Lien on any of the Acquired Interests, Partech Quotas, Unnisa Quotas or Proceda Shares, or any of the assets, properties, businesses, revenues or profits of Socma, (x) the acceleration or creation of any obligation of Socma, (y) the forfeiture of any material right or privilege of Socma, or (z) the forfeiture of any material right or privilege of Socma that may affect its ability to perform under this Agreement or any Additional Agreement.

         7.4 NO VIOLATION; COMPLIANCE WITH LAWS. Socma is not in default under or in violation of (a) its Articles of Association, Articles of Incorporation or By-Laws, as appropriate, or (b) any material applicable Order or Law, and Socma has complied with all applicable Laws, where the failure to so comply would have a material adverse effect on Socma and its consolidated subsidiaries. Socma has not received any notification of any asserted present or past failure by Socma to comply with any material applicable Order or Laws, where the asserted failure if determined adversely to Socma would have a material adverse effect on Socma and its consolidated subsidiaries.

         7.5 CONSENTS. The execution and delivery by Socma of this Agreement and the Additional Agreements to which it is to be a party, the consummation of the transactions contemplated in this Agreement or the Additional Agreements, and the performance by Socma under this Agreement or any Additional Agreement, as appropriate, do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the Closing, (b) require the consent or approval of Socma's shareholders (except for those previously obtained), or
(c) impose any other term, condition or restriction on Socma, Partech, Unnisa or Proceda pursuant to any applicable Order or Law.

         7.6 FINANCIAL STATEMENTS. Prior to the date of this Agreement, Socma has delivered to Equifax copies of the consolidated audited financial statements of Socma and its consolidated subsidiaries and affiliates as of and for the periods ended January 31, 1996, 1997 and 1998 (together with the report thereon of Henry Martin, Lisdero & Associates (collectively, the "SOCMA FINANCIAL STATEMENTS"), in each case including a balance sheet, an income statement, a statement of changes in shareholders equity, and a statement of changes in financial position, together with any related schedules. The Socma Financial Statements have been prepared from the books and records of Socma and its consolidated subsidiaries and affiliates and have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial condition of Socma and its consolidated subsidiaries and affiliates as at the respective dates of the Socma Financial Statements and the results of its respective operations, shareholders equity and financial position for the periods then ended.

         7.7 LITIGATION; CONTINGENCIES. There are no Actions existing or, to the knowledge of Socma, threatened against, by or affecting Socma, the property, business, revenues or assets of Socma, in any Forum, nor is there any basis for any Actions, nor do there exist any other contingent liabilities, the eventual outcome of which might have a material adverse effect on Socma and its consolidated subsidiaries after the date of this Agreement, or which would prevent or impede the transactions contemplated by this Agreement. Socma has not been charged with, or is under investigation with respect to, any material charge concerning any violation of any provision of any Law. There are no material unsatisfied judgments against Socma or any of its predecessors or any other material Order to which Socma, or any of Socma's material assets or properties, are subject.

         7.8 FULL DISCLOSURE. No representation, warranty, covenant or agreement of or relating to Socma contained in this Agreement, in any Additional Agreement, or in any other written statement or certificate delivered by Socma, pursuant to or in connection with this Agreement or any Additional Agreement, or in connection with the transactions contemplated in this Agreement or any Additional Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained in this Agreement, any Additional Agreement, or in any other written statement or certificate delivered by Socma, pursuant to this Agreement or any Additional Agreement, not misleading. There is no fact known to Socma which materially and adversely affects, or in the future may materially and adversely affect, the business, operations, cash flows, affairs, prospects, properties or assets, or the condition, financial or otherwise, of Partech, Unnisa, Proceda or the businesses to be conducted by Partech, Unnisa and Proceda on and after the Closing Date, or their respective operations, cash flows, affairs, prospects, properties or assets, which has not been disclosed in this Agreement or the Disclosure Memorandum.

8.       REPRESENTATIONS AND WARRANTIES OF EQUIFAX

         Equifax represents, warrants and covenants, as of the date hereof and again as of the Closing Date, as follows:

         8.1 ORGANIZATION. Each of EFX and ESA: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, U.S.A., and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased. Holdings: (a) is a limited liability company ("SOCIEDADE POR QUOTAS DE RESPONSABILIDADE LIMITADA"), duly organized and registered and validly existing under the laws of Brazil, and
(b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased. Acquisition: (a) is a corporation ("SOCIEDADE ANONIMA"), duly organized and registered and validly existing under the laws of Brazil, and (b) is entitled to own or lease, or will own or lease, its assets and properties and to carry on its business as and in places where the business is conducted and the properties are owned or leased.

         8.2 AUTHORITY; NO INCONSISTENT AGREEMENTS. Each of EFX, ESA, Holdings and Acquisition has full power and authority to make, execute and perform this Agreement and the Additional Agreements and the transactions contemplated by this Agreement and the Additional Agreements. This Agreement and all transactions required under this Agreement to be performed by each of EFX, ESA, Holdings and Acquisition have been duly and validly authorized and approved by all necessary corporate action on their part. This Agreement has been duly and validly executed and delivered on behalf of each of EFX, ESA, Holdings and Acquisition by its duly authorized officers, and this Agreement constitutes the valid and legally binding obligation of each of them, enforceable, subject to general equity principles, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. Neither the execution and delivery of this Agreement or any Additional Agreement, nor the consummation of the transactions contemplated by this Agreement or any Additional Agreement, will constitute a violation or breach of the articles of incorporation or by-laws or other organizational document of any of them.

         8.3 CONSENTS. The execution and delivery by EFX, ESA, Holdings and Acquisition of this Agreement and each Additional Agreement to which any of them is to be a party on the Closing Date, the consummation of the transactions contemplated in this Agreement or in the Additional Agreements and the performance by EFX, ESA, Holdings and Acquisition under this Agreement or any Additional Agreement, as appropriate, do not: (a) require the consent, approval or action or, or any filing with or notice to, any Government or other person, other than for a notification filing to be made with the Brazilian anti-trust authorities within fifteen (15) days after the Closing, or (b) the consent or approval of EFX's, ESA's, Holdings' or Acquisition's shareholders or quotaholders, except for those previously obtained.

9.       CONDUCT OF BUSINESS PENDING CLOSING

         Each of Sellers and Partech covenants and agrees that, except as may otherwise be provided or permitted in this Agreement, without the prior written consent of Equifax, between the date of this Agreement and the Closing Date:

         9.1 BUSINESS IN THE ORDINARY COURSE. Each of Partech, Unnisa and Proceda will conduct their respective businesses only in the ordinary and usual course and consistent with prior practices.

         9.2 NO MATERIAL CHANGES. Except as may be expressly permitted by this Agreement, no action will be taken by either Seller, nor will either Seller allow any of Partech, Unnisa or Proceda to take any action, which will materially alter the organization, capitalization, or financial structure, practices or operations of Partech, Unnisa or Proceda or their respective businesses.

         9.3 COMPENSATION. No increase will be made in the compensation payable or to become payable to any director, officer, employee or agent of Partech, Unnisa or Proceda and no bonus or profit sharing payment or other arrangement (whether current or deferred) will be made to or with that director, officer, employee or agent. No officer, director or employee will be hired, and no consultant or agent will be retained, by Partech, Unnisa or Proceda at a salary or fee in excess of R$65,000 (Sixty Five Thousand Brazilian reais) per annum.

         9.4 EMPLOYEE BENEFIT PLANS. Each of Partech, Unnisa and Proceda will continue the Employee Benefit Plans as they exist on the date hereof until the Closing Date, and shall adopt no additional such plans nor amend the Employee Benefit Plans during said period. Each of Partech, Unnisa and Proceda will make all contributions required of them and shall withhold and transfer all employee contributions required, according to the terms of the Employee Benefit Plans during said period.

10.      CONDITIONS TO OBLIGATIONS OF EQUIFAX

         The obligations of Equifax under this Agreement are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in writing in whole or in part by Equifax:

         10.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated in this Agreement and the Additional Agreements and all documents and papers reasonably required in connection with this Agreement and the Additional Agreements, will be reasonably satisfactory to Equifax and its counsel, and Equifax and its counsel will have timely received copies of the relevant documents and papers, all in form and substance satisfactory to Equifax and its counsel, as reasonably requested by Equifax or its counsel.

         10.2 REPRESENTATIONS AND WARRANTIES. Subject to the exceptions and supplemental information set forth in this Agreement, any Additional Agreement or the Disclosure Memorandum, the representations and warranties contained in this Agreement, the Additional Agreements and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of, or in respect of, Sellers, the other members of the AG Group, the other members of the Socma Group, Partech, Unnisa or Proceda in connection with the transactions contemplated by this Agreement or the Additional Agreements will be true and correct as of the date when made and will be deemed to be made again at and as of the Closing Date and will be true and correct at and as of the Closing Date.

         10.3 COMPLIANCE WITH COVENANTS AND CONDITIONS. Sellers, the other members of the AG Group, the other members of the Socma Group, Partech, Unnisa and Proceda Company will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

         10.4 CLOSING CERTIFICATES. Sellers, the other members of the AG Group, the other members of the Socma Group, and Partech will have delivered to Equifax certificates, executed by the appropriate officers or other Representative of each party, dated as of the Closing, certifying in such detail as Equifax may request as to the fulfillment and satisfaction of the conditions specified in PARAGRAPHS 10.2 AND 10.3.

         10.5 OPINION OF COUNSEL. Equifax will have received from (i) Tozzini Freire Teixera e Silva, special Brazilian legal counsel for Partech, AG Telecom, AG Parent and Socma, and (ii) Dr. Antonio Solsona and Dr. Gustavo Lombardo, general counselors of Socma, a legal opinion, dated as of the Closing Date, in substantially the forms set forth in EXHIBITS P-1 AND P-2, respectively, to this Agreement.

         10.6 CONSENTS. Equifax will have received from any and all Persons and Governments any and all relevant consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to all Persons and Governments will have been given and all applicable waiting periods will have expired.

         10.7 NO INCONSISTENT REQUIREMENTS. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement or any Additional Agreement.

         10.8 NO INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; PROVIDED, HOWEVER, that the Parties will use all reasonable efforts to have each and every relevant order or injunction vacated or reversed prior to the Closing Date.

         10.9 ADDITIONAL AGREEMENTS. Equifax will have received duly executed and delivered execution counterpart originals of each Additional Agreement, in each case signed by the relevant Persons.

         10.10 PROCEDA AMENDMENT. Equifax shall have received a fully executed counterpart original of a certain Amendment No. 3 to Shareholders Agreement (the "PROCEDA AMENDMENT") in the agreed form attached to this Agreement as EXHIBIT Q.

         10.11 CUSTOMER AGREEMENTS, PaySys CONSENT AND IP AGREEMENTS. Equifax shall have received a copy of the fully executed PaySys Consent, and to the extent executed and delivered by the relevant Person, copies of any fully executed Customer Agreement or IP Agreement.

         10.12 MISCELLANEOUS. Equifax and its counsel will have received any and all other opinions, certifications, documents, instruments and agreements from the Sellers, Partech, Unnisa and Proceda, and their respective counsel, as Equifax and its counsel may reasonably request.

11.      CONDITIONS TO OBLIGATIONS OF THE SELLERS

         The obligations of the Sellers under this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Sellers:

         11.1 PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings taken in connection with the consummation of the transactions contemplated in this Agreement and the Additional Agreements and all documents and papers reasonably required in connection with this Agreement and the Additional Agreements, will be reasonably satisfactory to Sellers and their counsel, and Sellers and their counsel will have timely received copies of the relevant documents and papers, all in form and substance satisfactory to Sellers and their counsel, as reasonably requested by Sellers or their counsel.

         11.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement, the Additional Agreements and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of, or in respect of, Equifax in connection with the transactions contemplated by this Agreement or the Additional Agreements will be true and correct as of the date when made and will be deemed to be made again at and as of the Closing Date and will be true and correct at and as of the Closing Date.

         11.3 COMPLIANCE WITH COVENANTS AND CONDITIONS. Equifax will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

         11.4 CLOSING CERTIFICATES. Equifax will have delivered to Sellers certificates, executed by the appropriate officers or other Representative, dated as of the Closing, certifying in such detail as Sellers may request as to the fulfillment and satisfaction of the conditions specified in PARAGRAPHS 11.2 AND 11.3.

         11.5 RESOLUTIONS. Equifax will have delivered to the Sellers duly adopted resolutions of the Board of Directors of ESA, Holdings and Acquisition, certified by the Secretary or an Assistant Secretary or other appropriate Person, dated the Closing Date, authorizing and approving the execution of this Agreement by ESA, Holdings and Acquisition, and all other action necessary to enable ESA, Holdings and Acquisition to comply with the terms of this Agreement and each Additional Agreement to which it is a party.

         11.6 CONSENTS. Each of the Sellers, other members of the AG Group and the Socma Group, Partech, Unnisa and Proceda will have received from any and all Persons and Governments any and all relevant consents, authorizations and approvals as are necessary for the consummation of the transactions contemplated by this Agreement, and all notices required to be given to all Persons and Governments will have been given and all applicable waiting periods shall have expired.

         11.7 OPINION OF COUNSEL. The Sellers will have received from Kilpatrick Stockton LLP and Mundie e Advogados, legal counsel to EFX, ESA, Holdings and Acquisition, as appropriate, a legal opinion, dated the Closing Date, in substantially the form set forth in EXHIBITS R-1 AND R-2, respectively, to this Agreement.

         11.8 NO INCONSISTENT REQUIREMENTS. No Action will have been commenced by any Government or Person seeking to enjoin or prohibit the transactions contemplated by this Agreement or by any Additional Agreement.

         11.9 NO INJUNCTION. No temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction which prohibits the consummation of the transactions contemplated in this Agreement will have been issued and remain in effect on the Closing Date; PROVIDED, HOWEVER, that the Parties will use all reasonable efforts to have any and all relevant order or injunction vacated or reversed.

         11.10 ADDITIONAL AGREEMENTS. Each Seller will have received duly executed and delivered counterpart execution originals of each Additional Agreement.

         11.11 EQUIFAX UNDERTAKING. Seller will have received a copy of a fully executed counterpart of the Undertaking referred to in the Proceda Amendment.

12.      INDEMNITIES

         12.1 INDEMNIFICATION OF EQUIFAX. In accordance with and subject to the further provisions of this ARTICLE 12, AG Telecom and AG Parent (jointly and severally as between them) on the one hand, and Socma, on the other hand (each of which is an "INDEMNITOR") will, severally but not jointly, indemnify and hold harmless Equifax and Equifax's Affiliates (which for purposes of ARTICLE 12 of this Agreement does not include Partech, Unnisa or Proceda) and their respective officers, directors, agents and employees (collectively, "INDEMNITEES"), from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, the "INDEMNIFIED LOSSES"), suffered or incurred by any one or more of the Indemnitees by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of the Sellers, any other member of the AG Group, any other member of the Socma Group, Partech, Unnisa or Proceda contained in this Agreement, any Additional Agreement, or in any other certificate, schedule, instrument or document delivered to Equifax by or on behalf of Sellers or Partech pursuant to or in connection with the provisions of this Agreement or any Additional Agreement;

                  (b) all liabilities and obligations of, or claims, demands or actions against, Equifax or Equifax's Affiliates, Partech, Unnisa or Proceda of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise, existing as of the date of this Agreement or at any time hereafter relating to periods on or prior to the Closing Date, to the extent not reflected in the relevant balance sheets or included in the Unaudited Financial Statements, including without limitation: (i) any Tax liabilities (to the extent not so reflected or reserved against) accrued in respect of, or measured by the income of, Partech, Unnisa or Proceda for any period or portion of a period on or prior to the Closing Date or arising out of transactions entered into or any state of facts existing on or prior to the Closing Date; (ii) any claims or liabilities arising out of any act or omission of Partech, Unnisa or Proceda or any of its directors, officers, agents or employees or any claims or liabilities with respect to defective, or allegedly defective, goods or services; or (iii) any claim or liability arising out of a breach by Partech, Unnisa or Proceda of any Contract relating to any period on or prior to the Closing Date allegedly defective, goods or services; or (iii) any claim or liability arising out of a breach by Partech, Unnisa or Proceda of any contract relating to any period on or prior to the Closing Date; it being understood that, in no event whatsoever, none of AG Telecom, AG Parent nor Socma shall be held responsible for any damages or losses arising as a result of Unnisa or Proceda or their respective customers or suppliers not being Year 2000 Compliant.

                  (c) the use of any Proprietary Rights, whether before or after the Closing Date, and whether by Partech, Unnisa or Proceda, other than for the use of any Proprietary Rights after the Closing Date not in compliance with any related Contract;

                  (d) any and all Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement in connection with any breach or default or threatened breach or default by an Indemnitor, including without limitation the provisions of this ARTICLE 12.

         12.2 PAYMENT. Subject to the provisions of PARAGRAPH 12.3 below, (i) after a final, non-appealable judgment has been rendered or a settlement has been reached in respect of a third party claim or Action, or (ii) in the case of a claim for Indemnified Losses arising other than pursuant to a third party claim or Action, after the award of the Arbitral Body has been issued or a settlement has been reached, Indemnitor shall reimburse the Indemnitees within 30 days of written demand on the Indemnitor for any amounts to which Indemnitees are entitled to indemnification pursuant to this ARTICLE 12.

         12.3     DEFENSE OF CLAIMS.

                  (a) Except as provided in PARAGRAPH 12.3(B), if any Action by a third party arises after the date of this Agreement for which Indemnitor may be liable under the terms of this Agreement, then the Indemnitees will notify Indemnitors in accordance with the provisions of this ARTICLE 12, and will give Indemnitors a reasonable opportunity:

                  (i) to conduct any proceedings or negotiations in connection with the Action and necessary or appropriate to defend the Indemnitees;

                  (ii) to take all other required steps or proceedings to settle or defend any Action; and

                  (iii) to employ counsel reasonably acceptable to Indemnitees to contest any Action in the name of the Indemnitees or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to the Actions will be borne by Indemnitors.

                  (b) If Indemnitors do not assume the defense of, or if after so assuming the Indemnitors fail to defend, any Action, then the Indemnitees may defend against any claim or Action in the manner they may deem appropriate and the Indemnitees may settle any claim or Action on the terms they deem appropriate, and Indemnitors will promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of any claim or Action. If no settlement of any claim or Action is made, Indemnitors will satisfy any judgment rendered with respect to any claim or in any Action, before the Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitees in the defense of any claim or Action.

                  (c) If a judgment is rendered against any of the Indemnitees in any Action covered by the indemnification under this Agreement, or any Lien in respect of any judgment attaches to any of the assets of any of the Indemnitees or Partech, Unnisa or Proceda, Indemnitors will immediately upon any entry or attachment pay the relevant judgment in full or discharge the relevant Lien unless, at the expense and direction of Indemnitors, an appeal is taken under which the execution of the judgment or satisfaction of the Lien is stayed. If and when a final judgment is rendered in any action, Indemnitors will forthwith pay any judgment or discharge any Lien before any of the Indemnitees is compelled to do so.

                  (d) Any notice required to be given to Indemnitors pursuant to PARAGRAPH 12.3(a) shall be given no later than the latter of: (i) the end of the first half of the term within which an answer or other response to the Action is required to be made (the "ANSWER PERIOD") and (ii) two Business Days after receipt by an Indemnitee of notice of the Action. Indemnitors shall assume the defense of any Action, if at all, by notice to Indemnitees no later than the earlier of: (i) the end of the second third of the Answer Period and (ii) three Business Days prior to the date by which an answer or other response to the Action is required to be made. Indemnitors' failure to notify Indemnitees within the specified time shall be conclusively deemed an election by Indemnitors not to assume such defense. Any failure by Indemnitees to give the requisite notice within the time specified in this PARAGRAPH 12.3(d) will not relieve Indemnitors of the obligation to indemnify Indemnitees pursuant to this ARTICLE 12 except to the extent that the defense of any Action is materially prejudiced by the delay.

                  (e) The Indemnitors or the Indemnitees, as appropriate, shall have the right to participate in the defense of any Action related to an Indemnified Loss at their sole cost and expense and the cost and expense of that participation shall not be an Indemnified Loss. Notwithstanding anything contained in this ARTICLE 12 to the contrary, Indemnitors may not settle any claim or Action, without the prior approval of Indemnitees, which approval shall not be unreasonably withheld, delayed or conditioned.

         12.4 INDEMNIFICATION OF SELLERS BY EQUIFAX. Equifax will indemnify and hold harmless Sellers, the AG Group and the Socma Group from and against and in respect of any and all loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement suffered or incurred by any one or more of them by reason of, or arising out of: (i) any misrepresentation, breach of warranty or breach or nonfulfillment of any agreement of Equifax contained in this Agreement or in any certificate, schedule, instrument or document delivered to Sellers by or on behalf of Equifax pursuant to the provisions of this Agreement or any Additional Agreement; and (ii) any and all Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses or to oppose the imposition of any Actions, suits, proceedings, claims, demands, assessments, judgments, fees and expenses, or in enforcing this Agreement, including without limitation the provisions of this PARAGRAPH 12.4.

         12.5 LIMITATION ON LIABILITY. . Notwithstanding anything in this
ARTICLE 12 to the contrary, in any case in which both the AG Group and the Socma Group are liable with respect to the same Indemnified Losses, their liability shall not be joint but shall instead be several and proportional to their respective equity interests in Partech immediately prior to the Closing. The obligation of the AG Group and the Socma Group to indemnify the Indemnitees shall be net of any tax effects directly accruing to the Indemnitees directly related to the Indemnified Losses. The AG Group and the Socma Group shall only be liable to indemnify the Indemnitees in respect of Indemnified Claims once the aggregate Indemnified Claims exceed R$100,000, and only in respect of those Indemnified Claims in excess of R$100,000; PROVIDED, HOWEVER, if the aggregate Indemnified Claims exceed R$500,000, the AG Group and the Socma Group shall reimburse Indemnitees for the first R$100,000 of Indemnified Claims not previously reimbursed.

         12.6 NO CONTRIBUTION BY PARTECH, UNNISA OR PROCEDA. Partech, Unnisa or Proceda will not have any Liability to either or both Sellers, or any other member of either the AG Group or the Socma Group, as a result of any misrepresentation or breach of representation or warranty by Partech, Unnisa or Proceda contained in this Agreement, any Additional Agreement or any certificate, schedule, instrument, agreement or other writing delivered by or on behalf of, or in respect of, Partech, Unnisa or Proceda pursuant to this Agreement, any Additional Agreement or in connection with the transactions contemplated by this Agreement or any Additional Agreement, or the breach of any covenant or agreement of Partech, Unnisa or Proceda contained in this Agreement, any Additional Agreement or any certificate, schedule, instrument, agreement or other writing by or on behalf of, or in respect of, Partech, Unnisa or Proceda pursuant to the terms of this Agreement or any Additional Agreement or in connection with the transactions contemplated by this Agreement or any Additional Agreement. Neither AG Telecom nor Socma, nor any other present or future member of the AG Group or the Socma Group, will have any right of indemnification or contribution against Partech, Unnisa or Proceda on account of any event or condition occurring or existing prior to or on the date of this Agreement or the Closing Date.

13.      SURVIVAL.

         13.1 SURVIVAL. The representations, warranties, covenants, agreements and indemnities of the Parties contained in this Agreement or any Additional Agreement, or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement, will survive any investigation prior, on or subsequent to the date of this Agreement made by Equifax or its Representatives and the consummation of the transactions contemplated in this Agreement, any Additional Agreement or in any writing delivered pursuant to the provisions of this Agreement or any Additional Agreement and will continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):

                  (a) representations and warranties relating to title and ownership of quotas or shares in any of Partech, Unnisa or Proceda, corporate authorization, organization, good standing and qualification; compliance with laws; fraud or willful misrepresentation, and completeness of disclosure, will survive indefinitely;

                  (b) representations and warranties relating to labor and employment claims, employee benefit matters, and Taxes will survive until expiration of any applicable statute or period of limitations, and any extensions of the applicable statute or period of limitations; and

                  (c) all other representations, warranties, covenants, agreements and indemnities will be of no further force and effect after the expiration of three (3) years from the Closing Date;

PROVIDED, HOWEVER, that any claim for an Indemnified Loss presented in writing to the indemnifying party (together with any relevant supporting documentation) in accordance with the terms of this Agreement within the Survival Period will continue to be a valid claim until resolved.

14.      TERMINATION.

         14.1     TERMINATION FOR CERTAIN CAUSES.

                  This Agreement may be terminated at any time prior to or on the Closing Date by Equifax or by Sellers , upon written notice to the other as follows:

                  (a) By EQUIFAX, if (i) the results of its due diligence investigation of Partech, Unnisa and Proceda reveal Liabilities in excess of R$17,850,000, which Liabilities are not properly reflected in the Unaudited Financial Statements, or (ii) there is an adverse change in the condition or value (financial or otherwise) of any of Partech, Unnisa or Proceda, individually or in the aggregate, or in their respective assets, properties, businesses, liabilities or operations, in excess of R$26,775,000.

                  (b) By SELLERS , if the terms, covenants or conditions of this Agreement to be complied with or performed by Equifax at or before the Closing Date will not have been complied with or performed and any noncompliance or nonperformance will not have been waived by Sellers.

                  (c) By SELLERS OR BY EQUIFAX, if any Action will have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated in this Agreement, which, in the reasonable and good faith opinion of any party, makes consummation of the transactions contemplated in this Agreement inadvisable.

         14.2     PROCEDURE ON AND EFFECT OF TERMINATION.

                  (a) Pursuant to PARAGRAPH 14.1 of this Agreement, written notice of termination will be given to all other Parties by the Party electing to terminate, and this Agreement will terminate upon the giving of notice, without further action by any of the Parties, with the consequence and effect set forth in this PARAGRAPH 14.2.

                  (b) If for any reason on the Closing Date there has been nonfulfillment of an undertaking by or covenant for Equifax or for AG Telecom and Socma not waived in writing by or on behalf of the Party in whose favor the undertaking or covenant runs, the Party in whose favor the undertaking or covenant runs, in addition to any other right or remedy available to it for breach or non-performance of this Agreement or any Additional Agreement, may refuse to consummate the transactions contemplated by this Agreement without Liability or obligation on its part whatsoever. Notwithstanding the foregoing, the obligations of the Parties pursuant to PARAGRAPHS 4.3, 4.5, 4.6, 13.1, 14.1,
14.2 and 15.5 will survive any termination.

15.      MISCELLANEOUS.

         15.1     NOTICES.

(a) All notices, demands or other communications required or permitted to be given or made under this Agreement will be in writing and (i) delivered personally, (ii) sent by an internationally recognized express courier service, or (iii) sent by certified airmail, return receipt requested to the intended recipient of the notice, demand or other communication at its address set forth below. Any notice, demand or communication will be deemed to have been duly given (x) immediately if personally delivered, (y) on the fourth Business Day after delivery to an international express courier services, or (z) on the tenth Business Day after delivery to the relevant postal service and in proving the giving of any notice, demand or other communication, it will be sufficient to show that the envelope containing the notice, demand or other communication was duly addressed (as evidenced by the courier receipt). The addresses of the Parties for purposes of this Agreement are:

                  If to Sellers:

                  If to Socma
                  Americana S.A.:

                                            Balcarc 683
                                            (1063) Capital Federal
                                            Argentina
                                            Tel. 54-1-346-5800
                                            Fax 54-1-346-5911

                                            Attn: Orlando Salvestrini
                                            c.c.  Antonio Solsona

                  If to AG Companies:

                                            Av. Maria Coelho Aguiar, 215
                                            Bloco D - 4o andar
                                            Sao Paulo - SP
                                            Brazil
                                            Tel. 55-11-3741-8512
                                            Fax  55-11-3741-3033

                                            Attn. Celso F. Quintella
                  in each case with a copy to:

                                    Tozzini Freire Teixeira e Silva
                                    Rua Libero
                                     Badaro, 293 - 19(degree) Andar
                                    CEP 01095-9000
                                    Sao Paulo - SP - Brazil
                                    Tel. 55-11-232-2100
                                    Fax. 55-11-232-3100

                                    Attn:

                  If to Equifax:        Equifax Inc.
                                        11601 Roosevelt Boulevard
                                        St. Petersburg, Florida 33716
                                        United States of America

                                        Attn:
                                                 Executive Vice President and
                                                 Group Executive

                                        Equifax Inc.
                                        1600 Peachtree Street
                                        Atlanta, Georgia 30309
                                        United States of America

                                        Attn.:
                                                 Corporate Vice President and
                                                 General Counsel

                  With a copy to:      Kilpatrick Stockton LLP
                  (which will not      Suite 2800
                  constitute notice)   1100 Peachtree Street
                                       Atlanta, Georgia 30309-4530
                                       United States of America

                                       Attn.:

                  (b) Any Party may change the address to which notices, requests, demands or other communications to the relevant Party will be delivered or mailed by giving notice of the address change to the other Parties in the manner provided in this Agreement.

         15.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

         15.3 ENTIRE AGREEMENT. Except as expressly set forth to the contrary in this PARAGRAPH 15.3, this Agreement and the Additional Agreements, together supersede all prior discussions and agreements between the Parties with respect to the subject matter of this Agreement and the Additional Agreements, including without limitation the MOU, and this Agreement and the Additional Agreements contains the sole and entire agreement among the Parties with respect to the matters covered by this Agreement and the Additional Agreements. Notwithstanding the immediately preceding sentence, (i) the Confidentiality Agreement, shall survive the execution and delivery of this Agreement in accordance with its terms and (ii) Sections 4.4, 4.5, 9.1 and 9.2 of the MOU (the "SURVIVING MOU PROVISIONS") shall survive the execution and delivery of this Agreement; PROVIDED that should the transactions contemplated by this Agreement be consummated, the Confidentiality Agreement and the Surviving MOU Provisions shall thereafter be null and void AB INITIO. This Agreement will not be altered or amended except by an instrument in writing signed by or on behalf of the Party entitled to the benefit of the provision against whom enforcement is sought.

         15.4 GOVERNING LANGUAGE. Notwithstanding the translation of this Agreement into any other language, the official language of this Agreement is the English language, which will be controlling. Each document, agreement, instrument, statement, notice or other communication required or permitted to be given in connection with this Agreement will be in the English language.

         15.5     DISPUTE RESOLUTION.

                  (a) Any and all disputes (each, a "DISPUTED MATTER") arising out of or in connection with the execution, interpretation, performance or nonperformance of this Agreement will be arbitrated and settled by the procedures established in this PARAGRAPH 15.5.

                  (b) Disputed Matters will be solely and finally settled by arbitration, which will be conducted in New York, New York, U.S.A., by a panel of three arbitrators, one of whom shall be selected by Equifax, one of whom shall be selected by Sellers, and the third of who shall be selected by the arbitrators selected by Equifax and Sellers. The arbitration procedure may be initiated by any of the Parties by written notice to the other Party to the Disputed Matter. Any notice will specify in reasonable detail the dispute being submitted to arbitration. The Parties renounce all recourse to litigation and agree that the award of the arbitrators will be final and subject to no judicial review.

                  (c) The arbitrators will conduct the proceedings, including arguments and briefs, in the English language and in accordance with the international rules (the "RULES") of the American Arbitration Association ("ARBITRAL BODY"); PROVIDED that the provisions of this Agreement will prevail in the event of any conflict between the Rules and the provisions of this Agreement. The arbitrators will decide the issues submitted in accordance with the provisions and commercial purposes of this Agreement, provided that all substantive questions of law will be determined under the laws of Brazil (without regard to the principles of conflicts of laws of any relevant state and country). All decisions of the arbitrators will be in writing and submitted to the Parties, and will set forth findings of fact and conclusions of law.

                  (d) The Parties will facilitate the arbitration by: (i) making available to one another and to the arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the arbitrators to be relevant to the Disputed Matter; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules or by the arbitrators for submission of evidence or briefs.

                  (e) In the final award, the arbitrators will divide all costs, other than fees of counsel, incurred in conducting the arbitration, in any manner as the arbitrators deem just and equitable under the circumstances. Judgment on the award of the arbitrators may be entered into by any court having jurisdiction over the Party against whom enforcement of the award is being sought.

                  (f) Each Party agrees that any award of the arbitrators against it and on which judgment is entered may be executed against the assets of that Party in any jurisdiction, including Brazil and the United States of America. By execution of this Agreement, each Party irrevocably consents to the jurisdiction of any court having jurisdiction over that Party for the purpose of enforcing any award. Each of the Parties irrevocably consents to the service of process by registered mail, postage prepaid, international express courier, or by personal service within or without Argentina, Brazil or the State of Georgia or the State of New York, to the fullest extent permitted by applicable Law. Each of the Parties hereby irrevocably designates and appoints CSC Network, 375 Hudson Street, 11th Floor, New York, New York, as its respective designee, appointee and local agent to receive for and on behalf of that Person, service of process in such respective jurisdictions in any arbitration, legal action or proceeding.

                  (g) Each Party irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to any suit, Action or proceeding arising out of or relating to this Agreement that is brought in any jurisdiction designated in the preceding subparagraph, and further irrevocably waives any claim that any suit, Action or proceeding so brought has been brought in an inconvenient forum.

                  (h) Notwithstanding any provision of this PARAGRAPH 15.5 to the contrary, any Party will be entitled to seek injunctive and other equitable relief in any court of competent jurisdiction to enforce the provisions of this Agreement.

         15.6 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and will inure to the benefit of the Parties and their respective heirs, executors, legal representatives, successors and assigns, but may not be assigned by any Party without the written consent of all other Parties, except to an Affiliate.

         15.7 PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained in this Agreement may be exercised and will be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part of this Agreement, not essential to the commercial purpose of this Agreement will be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms of this Agreement, or part of this Agreement, will constitute their agreement with respect to the subject matter of this Agreement and all remaining terms, or parts of this Agreement, will remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement will be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         15.8 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party which is entitled to the benefit of the term, but only if the waiver is evidenced by a writing signed by the relevant Party. No failure on the part of any Party to this Agreement to exercise, and no delay in exercising any right, power or remedy created under this Agreement, will operate as a waiver thereof, nor will any single or partial exercise of any right, power or remedy by any Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any Party to this Agreement or any breach of or default in any term or condition of this Agreement will constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition of this Agreement.

         15.9 HEADINGS. The headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement.

         15.10 NUMBER AND GENDER. Where the context requires, the use of the singular form in this Agreement will include the plural, the use of the plural will include the singular, and the use of any gender will include any and all genders.

         15.11    TIME OF PERFORMANCE.  Time is of the essence.

16.      CERTAIN DEFINITIONS; INDEX OF DEFINITIONS

         16.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following capitalized terms will have the meanings specified below (all terms used in this Agreement which are not defined in this PARAGRAPH 16.1 but defined elsewhere in this Agreement, will have for purposes of this Agreement the meanings set forth elsewhere in this Agreement):

                  "ACTION" will mean any action, suit, complaint, counter-claim, claim, petition, set-off or administrative proceeding, whether at law, in equity or otherwise, and whether conducted by or before any Government or other Person.

                  "ADDITIONAL AGREEMENTS" will mean, collectively, the Escrow Agreement, the Pledge Agreement, the Dividend Pledge, the Partech Quotaholders Agreement, the Partech Articles, the Reorganization Agreement, the Trademark License Agreement, each Guarantee, those writings, documents, agreements and instruments identified on Exhibit S attached to this Agreement, and each other writing, document, agreement or instrument which by its terms recites that it is an "Additional Agreement" for purposes of this Agreement.

                  "AFFILIATE" of any Person will mean any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the former Person. A Person will be deemed to control another Person if that Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "AG GROUP" will mean AG Telecom, AG Parent and each Affiliate of AG Parent that executes and delivers an Additional Agreement, and "member of the AG Group" will mean any one of them.

                  "ARTICLE" AND "PARAGRAPH" and like references are to this Agreement unless otherwise specified, and all "EXHIBITS" are references to those attached to this Agreement and incorporated in this Agreement by this reference, unless otherwise specified.

                  "BRAZIL" will mean the Federative Republic of Brazil.

                  "BUSINESS DAY" will mean any day other than a Saturday, a Sunday or a day on which commercial banks in either Atlanta, Georgia, United States of America, Buenos Aires, Argentina, or Sao Paulo, Brazil, are required or authorized to be closed.

                  "COMPANY LAW" will mean Law No. 6,404 dated December 15, 1976, as amended, and where applicable, the Limitada Law of 1919, each being laws of Brasil.

                  "CONFIDENTIALITY AGREEMENT" will mean a certain Mutual Confidentiality Agreement, dated April 15, 1998, among EFX, Partech and the other signatories thereto.

                  "FORUM" will mean any national, provincial, municipal, local or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

                  "GAAP" will mean Brazilian generally accepted accounting principles, consistently applied, as in effect from time to time.

                  "GOVERNMENT" will mean any national, provincial, state, municipal, local or foreign government or any ministry, department, commission, board, bureau, agency, authority, instrumentality, unit, or taxing authority thereof.

                  "LAW" will mean all national, provincial, state, municipal, local or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions and similar laws and legal requirements, as in effect from time to time.

                  "LIABILITY" will mean any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

                  "LIEN" will mean any claim, mortgage, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, or any lease having a similar effect or result).

                  "MOU" will mean a certain Memorandum of Understanding, dated June 26, 1998, as the same has been or may be amended, modified and supplemented, among EFX, Socma, AG Telecom and Partech.

                  "ORDERS" will mean all orders, writs, judgments, decrees, rulings and awards of any Forum or Government.

                  "PARTIES" will mean the signatories to this Agreement, and a "PARTY" will mean any one of them.

                  "PERSON" will mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any legal or juridical entity, the equivalent of any of the foregoing under any Law, and any Government.

                  "R$ OR "BRAZILIAN REAIS" will mean the lawful currency of Brazil.

                  "REPRESENTATIVE" of a Party will mean that Party's directors, officers, partners, employees, agents, accountants, lenders, lawyers, investment bankers, merchant bankers, and other financial or professional advisors or consultants.

                  "SOCMA GROUP" will mean Socma and any Affiliate of Socma that executes and delivers an Additional Agreement, and "member of the Socma Group" will mean any one of them.

                  "TAXES" will mean any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, transfer, license, payroll, withholding, social security, and franchise taxes, imposed or levied by Brazil, or any state, local or foreign Government, or by any department, agency or other political subdivision or taxing authority thereof or therein and all interests, penalties, additions to tax, and other similar liabilities with respect to the Taxes and relating to any period on or prior to the Closing Date.

                  "US$ OR "UNITED STATES DOLLARS" will mean the lawful currency of the United States of America.

         16.2 INDEX TO DEFINITIONS. The definitions for the following defined terms used in this Agreement can be found as follows:

           DEFINED TERM                                                               PARAGRAPH REFERENCE
           ABC.........................................................................................1.1
           ABC Subscribed Shares.......................................................................1.1
           ABC Subscription Price......................................................................1.1
           ABC Split-Up................................................................................1.1
           Accountants..............................................................................3.4(b)
           Accounts Receivable.........................................................................1.1
           Acquired Interests.....................................................................Preamble
           Acquisition............................................................................Preamble
           Acquisition Transaction................................................................Preamble
           AG Audited Financial Statements.............................................................6.6
           AG Financial Statements.....................................................................6.6
           AG Parent..............................................................................Preamble
           AG Telecom.............................................................................Preamble
           AG Unaudited Financial Statements...........................................................6.6
           Answer Period...........................................................................12.3(d)
           Arbitral Body...........................................................................15.5(c)
           Audited Financial Statements................................................................5.9
           Closing.....................................................................................3.1
           Closing Balance Sheet....................................................................3.4(a)
           Closing Date................................................................................3.1
           Computations.............................................................................3.4(a)
           Contracts..................................................................................5.16
           Customer Agreements.........................................................................4.8
           Disclosure Memorandum.........................................................................5
           Disputed Matter.........................................................................15.5(a)
           Dividend Pledge.............................................................................3.5
           EFX....................................................................................Preamble
           Employee Benefit Plan...................................................................5.20(b)
           Equifax................................................................................Preamble
           ESA....................................................................................Preamble
           Escrow Agreement............................................................................3.4
           Financial Statements........................................................................5.9
           FGTS.......................................................................................5.19
           Guaranty....................................................................................3.5
           Holdings...............................................................................Preamble

                                       50


           Immovable Property......................................................................5.14(a)
           Improvements............................................................................5.14(e)
           Indebtedness.............................................................................3.4(d)
           Indemnified Losses.........................................................................12.1
           Indemnitees................................................................................12.1
           Indemnitor.................................................................................12.1
           INSS.......................................................................................5.19
           IP Agreements..............................................................................4.10
           Leased Immovable Property...............................................................5.14(c)
           Net Working Capital......................................................................3.4(d)
           Offshore Affiliate..........................................................................2.1
           Partech................................................................................Preamble
           Partech Articles............................................................................3.5
           Partech Closing Balance Sheet............................................................3.4(a)
           Partech Contracts..........................................................................3.15
           Partech Quotaholders Agreement..............................................................3.5
           Partech Quotas...........................................................................5.3(a)
           PaySys Consent..............................................................................4.9
           Permits.....................................................................................5.7
           Pledge Agreement............................................................................3.5
           Proceda................................................................................Preamble
           Proceda Amendment.........................................................................10.10
           Proceda Closing Balance Sheet............................................................3.4(a)
           Proceda Shares...........................................................................5.3(e)
           Property Leases.........................................................................5.14(b)
           Proprietary Rights......................................................................5.15(a)
           Reference Date.............................................................................5.29
           Related Parties............................................................................5.23
           Reorganization Agreement....................................................................3.5
           Rules...................................................................................15.5(c)
           Seller.................................................................................Preamble
           Socma..................................................................................Preamble
           Socma Audited Financial Statements..........................................................7.6
           Socma Financial Statements..................................................................7.6
           Socma Partech Interest......................................................................2.1
           Socma Unaudited Financial Statements........................................................7.6
           SPI Purchase Price..........................................................................2.1
           Survival Period............................................................................13.1
           Surviving MOU Provisions...................................................................15.3
           Trademark Agreement.........................................................................3.5
           Unaudited Financial Statements..............................................................5.9
           Unnisa.................................................................................Preamble
           Unnisa Closing Balance Sheet.............................................................3.4(a)
           Unnisa Quotas............................................................................5.3(c)
           XYZ.........................................................................................2.2
           XYZ Subscribed Shares.......................................................................2.2

                                       51



           XYZ Subscription Price......................................................................2.2
           XYZ Split-Up................................................................................2.2
           Year 2000 Compliant........................................................................5.16

                  IN WITNESS WHEREOF, the Parties have executed this Agreement in three (03) counterparts on September ____, 1998, in the City and State of Sao Paulo, Brazil, in the presence of two (02) witnesses.

                                  EQUIFAX INC.


                                  By:
                                      -----------------------------------------

                                  EQUIFAX SOUTH AMERICA, INC.


                                  By:
                                      -----------------------------------------

                                  EQUIFAX DO BRASIL HOLDINGS LTDA


                                  By:
                                      -----------------------------------------

                                  P.U.P. PARTICIPACOES S.A.


                                  By:
                                      -----------------------------------------

                                  ANDRADE GUTIERREZ
                                   TELECOMMUNICACOES LTDA.


                                  By:
                                      -----------------------------------------

                                  CONSTRUTORA ANDRADE
                                   GUTIERREZ S.A.


                                  By:
                                      -----------------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]



                                  SOCMA AMERICANA S.A.


                                  By:
                                      -----------------------------------------

                                  PARTECH LTDA..


                                  By:
                                      -----------------------------------------

Witnesses:

1.                                  2.
  --------------------------------    --------------------------------

Name:                               Name:
RG:                                 RG:
CIC:                                CIC: